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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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☒ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12
GREAT LAKES CHEMICAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of

2002 ANNUAL MEETING OF SHAREHOLDERS

and

PROXY STATEMENT

PLACE OF MEETING

Thursday, May 2, 2002
Parkwood IV Conference Center
500 East 96th Street
Indianapolis, Indiana
Meeting 11:00 a.m.
 (Eastern Standard Time)

INDIANAPOLIS, INDIANA

Notice of Annual Meeting of Shareholders
May 2, 2002

The Annual Meeting of Shareholders (the "Annual Meeting") of GREAT LAKES CHEMICAL CORPORATION (the "Company") will be held at Parkwood IV Conference Center, 500 East 96th Street, Indianapolis, Indiana, on Thursday, May 2, 2002, at 11:00 a.m. (Eastern Standard Time) to consider and vote on the following matters:

  1.
  Election of three directors;

  2.
  Adoption of the 2002 Stock Option and Incentive Plan;

  3.
  A shareholder proposal recommending elimination of the classified board; and

  4.
  Transaction of any other business properly brought before the meeting.

The Board of Directors fixed March 4, 2002, as the date of record for the meeting, and only shareholders of record at the close of business on that date will be entitled to vote at the meeting or any adjournment thereof.

A proxy statement, form of proxy and a 2001 annual report of the Company are enclosed.

By Order of the Board of Directors,
JEFFREY M. LIPSHAW
Secretary
March 28, 2002

Great Lakes Chemical Corporation
500 East 96th Street, Suite 500, Indianapolis, Indiana 46240

PROXY STATEMENT
March 28, 2002
for
Annual Meeting of Shareholders
to be Held on May 2, 2002

The Board of Directors (the "Board") is soliciting proxies to be used at the Annual Meeting to be held on May 2, 2002, and any adjournments thereof. This proxy statement, the form of proxy and the Great Lakes Chemical Corporation annual report for 2001 will be mailed to shareholders on or about March 28, 2002.

Only shareholders of record at the close of business on March 4, 2002 (the "record date") will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. On that date, there were 50,186,685 issued and outstanding shares of the Company's common stock ("Common Stock"), the only class of voting securities of the Company.

INFORMATION ABOUT VOTING

Methods of Voting

Your vote is very important. You can vote by mail or you can cast your vote by attending the Annual Meeting of shareholders. To vote by mail, mark your proxy, date and sign it and return it in the postage-paid return envelope that is provided.

If you are the beneficial owner of shares held in "street name" by a broker, the broker as the holder of record of the shares is required to vote these shares in accordance with your instructions.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting in accordance with your instructions. If you sign the proxy card but do not give voting instructions, the shares represented by that proxy will be voted for the election of the nominee directors, for Proposal Two (adoption of the 2002 Stock Option and Incentive Plan) and against Proposal Three (the shareholder proposal) as recommended by the Board of Directors.

Revoking or Changing Your Vote

You may revoke or change your proxy at any time before it is voted at the Annual Meeting by:

•	Sending written notice of revocation to the secretary of the Company;
•	Submitting another properly signed proxy with a later date; or
•
Attending the Annual Meeting and voting in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

Vote Required

There are differing vote requirements for the various Proposals. Directors will be elected by the vote of a plurality of the shares present or represented by proxy at the Annual Meeting. Only votes cast for a nominee will be counted. Unless indicated otherwise by your proxy, your shares will be voted for the three nominees. Instructions on your proxy to withhold authority to vote for one or more of the nominees will not count as a vote against the nominees.

Proposal Two, the adoption of the 2002 Stock Option and Incentive Plan, requires an affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting. Unless otherwise indicated by your proxy, your shares will be voted for adoption of the 2002 Stock Option and Incentive Plan.

Proposal Three, the shareholder proposal regarding the classified board, also requires an affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting.

Abstentions and Broker Non-Votes

Proxies expressly marked as "abstain" as to Proposal Two or Proposal Three will not be counted as votes "for" or "against" a proposal, but will be counted in determining the number of shares present or represented on a proposal for purposes of a quorum. Since approval of Proposal Two and Proposal Three requires the affirmative vote of a majority of the shares present or represented, abstentions will have the same effect as a vote "against" those proposals. New York Stock Exchange rules prohibit brokers from voting on Proposal Three without receiving instructions from the beneficial owner of the shares. In the absence of instructions, shares subject to such "broker non-votes" will not be counted as voted, and will have no effect on the proposal.

Other Business

If any other matters are properly presented at the Annual Meeting for consideration, the persons named on the enclosed proxy card will have the discretion to vote on those matters for you. At the date we began printing this proxy statement, the Board of Directors knew of no other matter to be raised at the Annual Meeting.

PROPOSAL ONE: ELECTION OF DIRECTORS

The Board of Directors of the Company, pursuant to the By-Laws, has set the number of directors of the Company at nine. The Board is divided into three classes of equal size (to the extent possible), with one class to be elected each year, in rotation, for a term of three years.

Unless otherwise instructed, the proxy holder will vote the proxy (or proxies) received for the three nominees named below for three-year terms to expire at the Annual Meeting in 2005 and until their successors are duly elected and qualified. The Board expects that all of the nominees will be able and willing to serve as directors. If any nominee is not available to serve as a director at the time of the Annual Meeting, the persons named on the proxy will vote for another candidate nominated by the Board, or the Board may reduce the number of directors serving on the Board.

Each of the nominees named below is currently a director of the Company. Their biographies are as of February 15, 2002. None of the business organizations, other than Great Lakes Chemical Corporation and OSCA, Inc., with which the named individuals are employed or associated is a parent, subsidiary or affiliate of the Company.

Election of directors for a three-year term expiring in 2005

Mark P. Bulriss
Director since 1998

Mr. Bulriss, 50, was named president and chief operating officer of the Company on April 1, 1998, and became chairman on May 4, 2000. He also serves as chairman of OSCA, Inc. Prior to joining Great Lakes Chemical Corporation, Mr. Bulriss served as president of AlliedSignal Polymers, a $2.1 billion business unit of AlliedSignal (now Honeywell International), which manufactures polymers and markets nylon, technical fibers, plastics, films and chemical intermediates. Before being named president of its polymers unit, Mr. Bulriss served as president of AlliedSignal's electronic materials business. His 24-year career in chemicals and plastics also includes 16 years with GE Plastics, a division of the General Electric Corporation.

Thomas M. Fulton
Director since 1995

Mr. Fulton, 68, retired in 1998 as president and chief executive officer of Landauer, Inc., a provider of radiation monitoring services. Prior to joining Landauer in 1978, his career included various management positions at Union Carbide Corporation, BASF Corporation and ICN Pharmaceuticals, Inc. Mr. Fulton serves on the boards of Octel Corp., Landauer, Inc., the Advocate South Suburban Hospital and the Bethel Community Facility. He also serves as a life trustee on the board of the Chicago Theological Seminary.

John C. Lechleiter
Director since 1999

Dr. Lechleiter, 48, is executive vice president, pharmaceutical products and corporate development at Eli Lilly and Company. Since joining Eli Lilly in 1979, Dr. Lechleiter has held various positions of increasing responsibility including director, pharmaceutical product development in

England; executive director, pharmaceutical product development for Lilly Research Laboratories; vice president, development and regulatory affairs; and senior vice president, pharmaceutical products. Dr. Lechleiter is a member of the American Chemical Society. He also serves on the Scientific Advisory Board of CMR International Limited, and on the Science and Regulatory Section Executive Committee of PhRMA, the drug industry trade association. He serves as chairman of the Board of Trustees of the Brebeuf Jesuit Preparatory School. Dr. Lechleiter also serves on the Research and Development Committee of the United Way of America; the Board of Trustees of the Children's Museum of Indianapolis, and as the chair of the Board of Corporate Advisors of the American Diabetes Association.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES. UNLESS INDICATED OTHERWISE BY YOUR PROXY VOTE, YOUR SHARES WILL BE VOTED FOR THE ELECTION OF SUCH NOMINEES.

Directors continuing in office until 2003

Nigel D. T. Andrews
Director since 2000

Mr. Andrews, 54, is a managing director of Internet Capital Group. Mr. Andrews served as executive vice president of GE Capital from 1993 to 2000. Prior to this, he served as vice president and general manager of GE Plastics-Americas. During Mr. Andrews' 13-year career with GE, he also served as vice president for corporate business development reporting to the chairman. Before joining GE, Mr. Andrews was a partner at Booz-Allen & Hamilton.

Martin M. Hale
Director since 1978

Mr. Hale, 61, served as nonexecutive chairman of the Board from 1995 until May 2000. Since December 1, 2000, he has served as the executive vice president of Hellman, Jordan Management Co., Inc., a registered investment advisor specializing in asset management, a position he also held from 1983 until December 31, 1999. Prior to 1983, Mr. Hale was president and chief executive officer of Marsh & McClennan Asset Management Company. He currently serves as a director of OSCA, Inc. and Octel Corp. and as a trustee of the Museum of Fine Arts, Boston.

Jay D. Proops
Director since 1996

Mr. Proops, 60, is the retired co-founder and former vice chairman of the Vigoro Corporation, a leading North American manufacturer and distributor of fertilizers and related products. During his career with Vigoro, Mr. Proops served as its president and chief financial officer and as a director. Prior to founding Vigoro, Mr. Proops held a number of senior management positions with Emerson Electric Corporation and Esmark, Inc. He currently serves as a member of the board of trustees of the Allendale Association; as a director of the Lincoln Park Zoological Society and AMCOL International; and as a trustee of Daniel Webster College and the Montana Land Reliance.

Directors continuing in office until 2004

James W. Crownover
Director since 2000

Mr. Crownover, 58, retired in 1998 as a director of the global management consulting firm of McKinsey & Company. During his 30-year career with McKinsey, Mr. Crownover served as managing director and head of its southwest practice, a member of its board of directors, and head of its North American energy practice. Mr. Crownover currently serves as a director of Unocal Corp., Weingarten Realty Investors and Xpedior, Inc. Mr. Crownover serves as a trustee of Rice University and St. John's School. Mr. Crownover is also a member of the advisory council of the Stanford Graduate School of Business.

Louis E. Lataif
Director since 1995

Mr. Lataif, 63, is dean of the School of Management at Boston University, a position he assumed in 1991 after a distinguished 27-year career with Ford Motor Corporation. At Ford, Mr. Lataif held positions that included corporate vice president and general manager of Ford Division, corporate vice president of North American Sales Operations and president of Ford of Europe. Mr. Lataif also serves on the boards of Intier Automotive, Bank Audi (USA) and the Iacocca Foundation.

Mack G. Nichols
Director since 1998

Mr. Nichols, 63, retired in 1998 as president, chief operating officer and director of Mallinckrodt Inc., a diversified chemical and healthcare company. He currently serves on the Board of OSCA, Inc., and has served as a director of A. P. Green Industries, Inc., the National Association of Manufacturers and the Chemical Manufacturers Association (now known as the American Chemistry Council). Mr. Nichols has also served as chairman of the Metropolitan St. Louis YMCA, as a trustee for the St. Louis Art Museum and as a member of the Chancellor's Council for the University of Missouri-St. Louis.

DIRECTORS' COMPENSATION

Retainer, Committee and Meeting Fees

In 2001, nonemployee directors were paid an annual retainer of $26,000. The annual retainer has not increased over the last seven years. Nonemployee directors who chair a committee receive an additional $2,000 per year. Mr. Bulriss, the only employee of the Company who serves as a director, received no additional compensation for serving on the Board or any Board committee.

In addition to the annual retainer, nonemployee directors are paid as follows:

  (i)
  $1,000 per day for each Board meeting attended;
  (ii)
  $1,000 per day for each committee meeting attended (unless on the same day as another meeting, in which case no additional amount is received);
  (iii)
  $1,000 per day for special assignments; and
  (iv)
  Reimbursement of expenses for travel, lodging and related expenses incurred while attending Board and committee meetings.

Stock Option Grants

In 2001, each nonemployee director received an option to acquire 2,750 shares of Common Stock at $32.00 per share, the closing price of the Company's Common Stock on the New York Stock Exchange on the day before the grant. Each option has a term of 10 years and vests in cumulative 33% installments commencing one year from the date of grant.

Deferred and Long-Term Compensation

Each nonemployee director may elect to defer all or a portion of his cash compensation and have such compensation credited to his account under the Deferred and Long-Term Compensation Plan. Amounts credited accrue interest at a rate equal to 90% of the prime interest rate of JP Morgan Chase Bank. Payments generally may be made in a lump sum or in annual installments over 10 years beginning on the date on which the director retires or resigns from the Board. The entire undistributed deferred amounts (plus interest) will be distributed in a lump sum upon a participating director's death. Upon a change of control, each director will be entitled to a lump sum cash payment of all amounts credited to his deferred account.

In lieu of a retirement plan, each nonemployee director received a grant of phantom stock units, as follows: Mr. Andrews—2,829; Mr. Crownover—2,652; Mr. Fulton—3,293; Mr. Hale—2,563; Mr. Lataif—2,747; Dr. Lechleiter—1,947; Mr. Nichols—2,630; and Mr. Proops—2,477.

Phantom stock units are not Common Stock. Each phantom stock unit represents the right to receive payment from the Company in cash in an amount equal to the market value of a share of Common Stock on the date of payment. Phantom stock units do not have voting rights. Such units become fully vested after five years of service. Phantom stock units are recorded in a long-term compensation account and the account is credited with the equivalent cash value of dividends and other distributions payable to holders of Common Stock. Payment from such long-term account may be made in a lump sum or in annual installments over 10 years commencing on the later of the director's retirement or the day on which he or she attains age 70. Upon a change in control of the Company, the entire balance in a director's long-term account will be paid in a lump sum cash distribution.

Other Programs

The Company provides each nonemployee director with a term life insurance policy of $50,000 and accidental death and dismemberment insurance of $200,000.

Stock Ownership Guidelines

Stock Ownership Guidelines adopted by the Board in 1997 recommend that each nonemployee director own 1,500 shares of Common Stock, or a number of shares having a value equal to three times the annual retainer payable to nonemployee directors, whichever is greater. It is expected that this level of ownership will be achieved by 2002 for those directors serving at the time the guidelines were adopted, and within five years following election for any new director elected to the Board since 1997.

DIRECTORS' MEETINGS AND COMMITTEES

The Board of Directors held four regular meetings and one special meeting in 2001. All directors attended 75% or more of the Board meetings and meetings held by committees of which they were members during 2001.

BOARD COMMITTEES

Pursuant to the By-Laws, the Board has established five standing committees as of the record date. Presently, the Committees are: Audit, Compensation and Incentive, Corporate Responsibility, Executive and Finance. At its February 2002 meeting, the Board voted to establish a Governance Committee consisting of independent directors, effective as of the Annual Meeting, and to eliminate the Executive Committee at the same time. Committee membership as of the record date was as follows:

Audit	Compensation and Incentive	Corporate Responsibility
Louis E. Lataif, Chairman	Nigel D. T. Andrews, Chairman	Mack G. Nichols, Chairman
Martin M. Hale	James W. Crownover	Mark P. Bulriss
Mack G. Nichols	Thomas M. Fulton	Thomas M. Fulton
Jay D. Proops	John C. Lechleiter	John C. Lechleiter
Executive	Finance
Martin M. Hale, Chairman	Jay D. Proops, Chairman
Mark P. Bulriss	Mark P. Bulriss
James W. Crownover	Martin M. Hale
Mack G. Nichols
Jay D. Proops
AUDIT COMMITTTEE	Four meetings in 2001

Each member of the Audit Committee is independent in accordance with the requirements of the New York Stock Exchange. The Board adopted a written charter for the Audit Committee in February 2000, which is attached to this proxy statement as Appendix A. The Audit Committee assists the Board in its general oversight of the Company's accounting and financial reporting, internal controls and audit functions. The functions of the Audit Committee, which are described in more detail in Appendix A, include:

  •
  Reviews and recommends the annual appointment of the Company's independent auditors;

  •
  Reviews the audit scope and plan of both independent and internal auditors;

  •
  Oversees the work of both independent and internal auditors;

  •
  Reviews and assesses the adequacy of the Company's system of internal control at least annually;

  •
  Confers privately with the independent auditors at least once per year;

  •
  Reviews and recommends to the Board the audited financial statements that are included in the Annual Report on Form 10-K;

  •
  Reviews the interim financial statements with management and the independent auditors prior to filing of the quarterly reports on Form 10-Q; and

  •
  Reviews the coordination of audit efforts between the independent auditors and internal audit.
COMPENSATION AND INCENTIVE COMMITTEE	Four meetings in 2001

Each member of the Compensation and Incentive Committee is an independent director. This Committee:

  •
  Reviews and recommends to the Board the compensation, perquisites and benefits for the Chief Executive Officer;

  •
  Reviews and approves the compensation, perquisites and benefits for all other corporate officers;

  •
  Reviews and recommends to the Board compensation, incentives and benefits for nonemployee directors;

  •
  Reviews and approves options granted under the stock incentive plans and determines the participation and award levels;

  •
  Reviews and advises the Board regarding succession planning for the Chief Executive Officer and other senior executives;

  •
  Reviews and approves the Company's annual incentive compensation plans and establishes participation, target annual incentive awards, corporate goals, and actual awards paid to senior executives; and

  •
  Administers or monitors compensation and benefit plans for employees of the Company.
CORPORATE RESPONSIBILITY COMMITTEE	Three meetings in 2001

A written charter for this Committee was adopted in 2001, which provides for the following functions:

  •
  Reviews and evaluates the Company's occupational health and safety policies, practices and compliance;

  •
  Monitors compliance with environmental laws and regulations and compliance with Company policies regarding protection of the environment; and

  •
  Reviews and monitors the implementation of the Company's Code of Business Conduct.
EXECUTIVE	No meetings in 2001
  •
  Exercises the power of the Board when the Board is not in session, except as otherwise provided in the By-Laws;

  •
  Evaluates the Company's organizational structure, succession planning, and executive development programs;

  •
  Recommends Board membership criteria to the Board and identifies candidates for elections as directors; and

  •
  Considers candidates recommended by shareholders for election as directors (any such recommendation is to be sent to the secretary of the Company).
FINANCE	Two meetings in 2001
  •
  Reviews and recommends to the Board the Company's financial strategy and planning, including borrowing and sales or repurchases of equity.

Actions taken by any of the above Committees are reported to the Board and the Board receives a copy of the minutes of all Committee meetings.

PROPOSAL TWO: ADOPTION OF THE 2002 GREAT LAKES STOCK OPTION AND INCENTIVE PLAN

The Board adopted the 2002 Great Lakes Stock Option and Incentive Plan (the "2002 Plan") subject to shareholder approval and recommends that shareholders approve the 2002 Plan at the Annual Meeting. The 2002 Plan is intended to attract, retain and motivate directors, executives and key employees of the Company and its subsidiaries and to link their interests and efforts to the long-term interests of the shareholders.

The Company has two existing stock compensation plans, the 1993 Plan and the 1998 Plan. The 1993 Plan expires by its terms on May 6, 2003, and no awards will be granted under that plan after such date. While the 1998 Plan will remain in place, it does not provide sufficient shares for the grants which will occur prior to the 2003 Annual Meeting.

Assuming all available awards under the 2002 Plan would be granted, the Company's stock plan "overhang" is below the average of the 200 largest U.S. corporations (based on survey data from Pearl Meyer & Partners, Inc.). As of March 1, 2002, there were 3,523,285 outstanding unexercised grants under all existing and prior plans of the Company and 864,607 shares available for grants. With the approval of 2,500,000 shares under the 2002 Plan, the total "overhang" will be 13.7% of the Company's outstanding shares, compared to the Pearl Meyer corporate average in 2000 of 15.23%. In 2002, the stock awards granted as a percentage of total shares outstanding will be approximately 1.59%, compared to the Pearl Meyer average in 2000 of 2.29%

The Board believes the 2002 Plan will benefit both the Company and shareholders. Providing executives and key employees with the opportunity to acquire an equity interest in the Company attracts the best talent and motivates these employees to use their best efforts to promote the Company's growth and profitability. The provisions of the 2002 Plan are flexible so that awards can be used not only for executives and senior level employees, but also for any employee or team of employees that demonstrates exemplar performance. The 2002 Plan contains certain restrictions on the Board's discretion, however, such as a provision that prohibits the re-pricing of options without shareholder approval. The Board recommends a vote for adoption of the 2002 Plan.

SUMMARY OF THE 2002 PLAN

The 2002 Plan will permit the grant of options to purchase Common Stock of the Company, restricted stock grants, restricted share units, performance shares or stock appreciation rights ("SARs"). A summary of the principal features of the 2002 Plan is provided below. However, this summary is qualified in its entirety by reference to the full text of the 2002 Plan, which is attached to this proxy statement as Appendix B.

Administration.    The 2002 Plan will be administered by a committee of two or more directors who qualify as "nonemployee" and "outside" directors under federal tax and securities laws. The committee will select plan participants and determine the terms and conditions of all stock option and incentive awards. The committee also will have the authority to administer and interpret the 2002 Plan. The committee may delegate authority to the Company's Chief Executive Officer, unless otherwise restricted by federal tax or securities laws or the rules of the New York Stock Exchange.

Participants.    The 2002 Plan contemplates awards to officers, key employees and nonemployee directors of the Company and its affiliates.

Maximum Number of Shares.    The maximum number of shares in total that may be issued under the 2002 Plan is 2,500,000 shares. Shares from awards that expire or are canceled as well as restricted shares that are forfeited would be available for further grants. The number of shares that may be granted to any participant under all forms of awards may not exceed 150,000 shares per calendar year.

Exercise Price.    The 2002 Plan gives the committee authority to determine the exercise price of any award (except that the exercise price for all stock options and the base price for any stock appreciation right may not be less than the market value). The 2002 Plan uses the Company's closing sale price of a share of Common Stock as reported on the New York Stock Exchange on the last trading date preceding the applicable date as the market value.

General Terms and Conditions of Options.    At the time of granting, the committee will determine the terms and conditions of stock options, including the exercise price (which must be the fair market value on the date of the grant), the expiration date, the manner, time and rate of exercise of the option and any restrictions. Unless otherwise determined by the committee, the 2002 Plan provides for the termination of options as follows:

  •
  Ten years after the date of grant or any shorter period established by the committee;

  •
  Two years after retirement for all shares;

  •
  Three months after voluntary termination for reason other than death, disability or retirement, but only for the number of shares exercisable as of termination;

  •
  Two years after involuntary termination without cause, but only for the number of shares exercisable as of termination;

  •
  Two years after termination because of death or disability, but only for the number of shares exercisable as of termination; or

  •
  Immediately upon termination for cause.

The committee may establish or provide for different terms.

Restrictive Covenants.    The committee may condition the grant of any awards under the 2002 Plan to the participant agreeing to covenants in favor of the Company, such as covenants not to compete or not to disclose confidential information.

Incentive Stock Options.    Incentive stock options may be awarded only to employees of the Company. All incentive stock options will be exercisable within 10 years from the date of grant,

and the exercise price of the incentive stock options will not be less than the market value on the date of the grant. Further, incentive stock options will not be transferable by the participant, other than by will or the laws of descent and distribution. The committee may not grant incentive stock options that would permit a participant to acquire in any calendar year under all plans of the Company and its affiliates, shares having an aggregate market value in excess of $100,000. Incentive stock options may not be exercisable more than three (3) months after termination of the participant's employment with the Company for any reason other than death or disability.

General Terms and Conditions of Restricted Shares or Units.    A restricted share or restricted share unit award will vest in accordance with the terms established by the committee. Generally, restricted share or unit awards would provide that the stock be forfeited if the participant's employment with the Company terminates for any reason prior to the lapse of restrictions. Restricted shares would be held by the Company pending the lapse of restrictions. However, the participant would retain all rights of a shareholder, including the right to vote the shares and the right to receive dividends on the shares. Awards of restricted share units represent the right to receive an equivalent number of shares of Common Stock of the Company. Restricted share units do not carry the right to vote the shares or the right to receive dividends on the shares. In the case of restricted share units, as soon as practicable following vesting, the Company will deliver to the participant the number of shares equal to the number of restricted share units that have vested, minus the number of shares necessary to cover applicable withholding taxes.

General Terms and Conditions of Stock Appreciation Rights.    An award of stock appreciation rights grants the participant share appreciation on a fixed number of shares over a designated period. Stock appreciation rights could be granted as a separate award or together with options. The committee will determine the terms and conditions of stock appreciation rights awarded under the 2002 Plan, including the term, base price and conditions of exercise.

General Terms and Conditions of Performance Shares.    Performance shares may be awarded contingent upon satisfaction of specified performance goals over a period of time, as established by the committee in its sole discretion. The committee will set specific performance goals that will be based on the business criteria set forth in the 2002 Plan, such as stock price, earnings per share, return on equity or return on assets. Upon the achievement of the performance goals, the committee will authorize a cash payment in lieu of performance shares, the issuance of performance shares registered in the name of the participant or a combination of cash payment and performance shares. The participant will forfeit all rights with respect to the performance shares if his or her employment terminates for any reason other than retirement, disability or death, before the end of the period during which the performance goals were measured. The committee may establish guidelines permitting a pro-rated payment with respect to a participant whose employment terminates due to retirement, disability or death.

Antidilution.    The 2002 Plan provides for adjustment to the maximum number of shares available for awards under the 2002 Plan and the number and exercise price of shares subject to awards by reason of any reorganization, recapitalization, stock split, stock dividend, exchange of shares, merger, consolidation or any other change in the corporate structure or shares of the Company.

Change in Control.    Unless otherwise provided by the committee, the 2002 Plan provides that options and stock appreciation rights will become immediately exercisable in full upon a change in control of the Company. If a participant is involuntarily terminated as a result of or in connection with a change in control of the Company, unless the committee has provided otherwise, all restrictions applicable to restricted shares or restricted share units will lapse. In addition such restricted shares and restricted share units will become fully vested and, with respect to performance shares, the participant will be entitled to receive a pro-rata payment of shares as if the participant's employment had terminated by reason of retirement.

Assignment and Transfers.    The 2002 Plan permits the committee to provide for the transferability of awards in individual award agreements.

Termination, Amendment and Modification of the 2002 Plan.    The Board of Directors may terminate or amend the 2002 Plan without shareholder approval, unless required by applicable law.

Repricing.    Except for adjustments due to the antidilution provisions, the exercise price of options and the base price of SARs granted under the 2002 Plan may not be decreased after the date of grant. Further, options or SARs granted under the 2002 Plan may not be exchanged as consideration for new options or SARs with a lower exercise price or base price.

Term and Termination.    The 2002 Plan will become effective upon its approval by the Board of Directors and shareholders of the Company. No awards may be made after 10 years from the effective date.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD RECOMMENDS A VOTE FOR ADOPTION OF THE 2002 GREAT LAKES STOCK OPTION AND INCENTIVE PLAN. UNLESS OTHERWISE INDICATED BY YOUR PROXY VOTE, YOUR SHARES WILL BE VOTED FOR ADOPTION OF THE 2002 GREAT LAKES STOCK OPTION AND INCENTIVE PLAN.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the Company's Common Stock beneficially owned by holders of more than 5% of its Common Stock; the executive officers of the Company listed in the Summary Compensation Table (the "Named Executives"); the directors of the Company; and all directors and executive officers of the Company as a group.

TABLE 1—SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(2)(3)(4)(5)	Percent of Common Stock Outstanding
Brandes Investment Partners, L.P., et al (6) 11988 El Camino Real, Suite 500 San Diego, California 91230	8,558,920	17.10%
Berkshire Hathaway Inc., et al (7) 1440 Kiewit Plaza Omaha, Nebraska 68131	6,948,700	13.85%
T. Rowe Price Associates Inc. (8) 100 E. Pratt Street Baltimore, Maryland 21202	5,866,273	11.69%
State Farm Mutual Automobile Insurance Company and Related Entities (9) One State Farm Plaza Bloomington, Illinois 61710	3,390,265	6.75%
Mark P. Bulriss (10)	952,316	1.90%
Larry J. Bloom (11)	54,770	*
Angelo C. Brisimitzakis (12)	30,134	*
Jeffrey M. Lipshaw (13)	34,906	*
Henri Steinmetz	20,666	*
Louis M. Maresca (14)	53,974	*
Nigel D. T. Andrews	1,883	*
James W. Crownover	6,149	*
Thomas M. Fulton	5,683	*
Martin M. Hale (15)	591,492	1.18%
Louis E. Lataif (16)	6,683	*
John C. Lechleiter	6,733	*
Mack G. Nichols	6,683	*
Jay D. Proops (17)	46,683	*
Directors and Officers as a Group	1,875,308	3.74%

Note: * Less than 1%

(1)
Information concerning persons known to the Company to be beneficial owners of more than 5% of its Common Stock is based upon the most recently available reports filed with the Securities and Exchange Commission and furnished by such persons to the Company.

(2)
Information concerning ownership of Common Stock by directors of the Company, Named Executives, and directors and executive officers as a group is as of the record date.

(3)
Reported in this table are shares held individually or jointly with others, or in the name of a bank, broker or nominee for the individual's account.

(4)
Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting power and sole investment power.

(5)
Ownership includes shares that may be acquired within 60 days following March 4, 2002, through the exercise of vested stock options: Mr. Bulriss—899,999; Mr. Bloom—53,757; Mr. Brisimitzakis—28,166; Mr. Lipshaw—33,333; Mr. Steinmetz—20,666; Mr. Maresca—51,666; Mr. Andrews—1,833; Mr. Crownover—2,749; Mr. Fulton—4,083; Mr. Hale—4,083; Mr. Lataif—4,083; Dr. Lechleiter—4,083; Mr. Nichols—4,083 and Mr. Proops—4,083. The holders have no voting rights with respect to unexercised stock options. Mr. Maresca resigned from the Company effective November 30, 2001. At the time of his resignation, Mr. Maresca was granted a two-year extension on all vested stock options.

(6)
The power to vote, direct the vote and dispose of these shares is shared by Charles H. Brandes; Brandes Investment Partners, L.P.; Brandes Investment Partners, Inc.; Brandes Holdings, L.P.; Glenn R. Carlson; and Jeffrey A. Busby. Brandes Investment Partners, Inc., Brandes Holdings, L.P., Charles H. Brandes, Glenn R. Carlson and Jeffrey A. Busby disclaim any direct ownership, except for an amount that is substantially less than 1% of the number of shares registered. Charles H. Brandes, Glenn R. Carlson and Jeffrey R. Busby may be deemed to control Brandes Investment Partners, L.P.

(7)
The power to vote, direct the vote and dispose of these shares is shared by Warren E. Buffett, Berkshire Hathaway Inc., OBH Inc., National Indemnity Company, Geico Corporation and Government Employees Insurance Company. Warren E. Buffett may be deemed to control Berkshire Hathaway Inc.

(8)
These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities, however, Price Associates expressly disclaims that it is the beneficial owner of such securities.

(9)
Each of the following State Farm entities has reported sole voting power and sole dispositive power and disclaims "beneficial ownership" as to all shares as to which each has no right to receive the proceeds of sale of the security and disclaims that it is part of a group: State Farm Mutual Automobile Insurance Company—2,074,381 shares; State Farm Fire and Casualty Company—39,288 shares; State Farm Investment Management Corp.—729,700 shares; and State Farm Insurance Companies Savings and Thrift Plan for U.S. Employees—543,500 shares. Each of the following State Farm entities has reported shared dispositive power and disclaims "beneficial ownership" as to all shares as to which each has no right to receive the proceeds of sale of the security and disclaims that it is part of a group: State Farm Life Insurance Company—645 shares; and State Farm Insurance Companies Employee Retirement Trust—1,220 shares. State Farm Investment Management Corp. has also reported 1,531 shares with shared voting power. State Farm Life and Accident Assurance Company, State Farm Fire and Casualty Company and State Farm Investment Management Corp. are wholly owned subsidiaries of State Farm Life Insurance Company. State Farm Life Insurance Company is a wholly owned subsidiary of State Farm Mutual Automobile Insurance Company.

(10)
Ownership includes 4,016 shares held indirectly by Mr. Bulriss through the Company's 401(k) and Supplemental Savings Plans, and 300 shares owned by Mr. Bulriss' mother, for which he disclaims beneficial ownership.

(11)
Ownership includes 1,012 shares held indirectly by Mr. Bloom through the Company's 401(k) and Supplemental Savings Plans.

(12)
Ownership includes 661 shares held indirectly by Mr. Brisimitzakis through the Company's 401(k) and Supplemental Savings Plans.

(13)
Ownership includes 572 shares held indirectly by Mr. Lipshaw through the Company's 401(k) and Supplemental Savings Plans.

(14)
Ownership includes 1,124 shares held indirectly by Mr. Maresca through the Company's 401(k) and Supplemental Savings Plans. An additional 300 unvested shares were forfeited upon his resignation from the Company and are not included.

(15)
Ownership includes 368,272 shares held by Mr. Hale as cotrustee of his mother's family trust, the Carmen de Mora Hale Family Trust. Mr. Hale has shared voting power with the cotrustee but he does not have investment power with respect to these shares. Ownership also includes 190,840 shares held by Mr. Hale as cotrustee of the Charles S. Hale Trust and 2,000 shares held by his spouse as trustee of the Hale Family Trust for the benefit of their children. Mr. Hale disclaims beneficial ownership of these 192,840 shares.

(16)
Ownership includes 600 shares held in the Louis E. Lataif Revocable Indenture of Trust.

(17)
Ownership includes 20,000 shares held by the Jay and Kay Proops Family Limited Partnership.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The following table sets forth certain information regarding compensation paid during 2001 to Mark P. Bulriss, the Company's chairman, president and chief executive officer; each of the Company's four other most highly compensated executive officers serving at December 31, 2001; and one former executive officer (the "Named Executives").

TABLE 2—SUMMARY COMPENSATION

		Annual Compensation					Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus		Other Annual Compensation		Restricted Stock Awards (1)		Securities Underlying Options (#) (2)		All Other Compensation (3)

Mark P. Bulriss Chairman, President and Chief Executive Officer	2001 2000 1999	$810,077 745,385 671,923	$	— 184,000 450,000	$55,987 59,891 62,226	(4) (4) (4)	— — —		100,000 100,000 100,000		$68,019 58,070 44,600
Larry J. Bloom Executive Vice President and President, Water Treatment	2001 2000 1999	295,000 273,846 256,923		— 120,000 185,000	— — —		— — 558,750	(5)	25,000 20,000 6,000		21,000 21,000 20,700
Jeffrey M. Lipshaw Senior Vice President, General Counsel and Secretary	2001 2000 1999	259,212 242,885 46,154		— 34,000 25,000	— 47,166 40,100	(6) (6)	— — 447,000	(7)	20,000 20,000 20,000		23,312 22,100 —
Henri Steinmetz Executive Vice President and General Manager, Polymer Stabilizers	2001 2000 1999	246,230 215,281 210,481		— 44,036 47,000	— — —		319,200 — —	(8)	15,000 7,000 6,000		— — —
Angelo C. Brisimitzakis Executive Vice President and General Manager, Flame Retardants	2001 2000 1999	230,288 206,846 178,904		— 56,000 81,000	— — —		— 276,250 —	(9)	17,500 12,500 4,000		18,285 17,358 —
Louis M. Maresca Executive Vice President and President, Performance Chemicals	2001 2000 1999	289,775 299,897 289,627		— 119,000 218,000	— — —		— — 745,000	(10)	20,000 25,000 20,000	(10) (10) (10)	46,523 24,570 20,500

(1)
Awards of restricted shares of Common Stock and restricted stock unit awards are subject to forfeiture if employment is terminated prior to vesting of the award, except if termination of employment is due to death, disability or a change in control of the Company. Each restricted stock unit represents a share of the Company's Common Stock, and unless forfeited or terminated, is equal in value to a share of Common Stock. Upon vesting, restricted stock units entitle the holder to one share of Common Stock per unit, subject to withholding and other payroll taxes. Restricted stock units do not carry the right to receive dividends and do not carry voting rights.

(2)
Options to acquire shares of Common Stock.

(3)
All Other Compensation includes: a) employer matching contributions under the Company's 401(k) and Supplemental Savings Plans and b) actuarially determined value of Company-paid premiums on "split-dollar" life insurance. The respective amounts for each of the Named Executives for 2001 are as follows: Mr. Bulriss—$28,219 and $39,800, respectively; Mr. Bloom—$5,100 and $15,900, respectively; Mr. Lipshaw—$6,312 and $17,000, respectively; Mr. Brisimitzakis—$6,485 and $11,800, respectively and Mr. Maresca—$12,067 and $15,700, respectively. Mr. Steinmetz is employed by the Company's subsidiary in Switzerland and does not participate in these programs. Upon Mr. Maresca's resignation from the Company, a portion of the employer matching contributions to his 401(k) and Supplemental Savings Plan accounts in 1999, 2000 and 2001 was forfeited under the terms of the plans. The split-dollar life insurance policy in the name of Mr. Maresca was transferred and assigned to him and will be at his expense. Mr. Maresca's All Other Compensation also includes $18,756 in severance payments under the terms of his agreement.

(4)
Other Annual Compensation includes personal use of the company plane in 2001 ($34,153), in 2000 ($38,450) and in 1999 ($42,084).

(5)
Represents the fair market value of 15,000 restricted stock units awarded to Mr. Bloom on December 6, 1999. The fair market value of the restricted stock units at the time of the award was $558,750. At December 31, 2001, the fair market value of the restricted stock units was $364,200, based on the per share closing price of the Common Stock on the New York Stock Exchange. The units vest as follows: 3,000 units—December 6, 2002; 4,500 units—December 6, 2006; and 7,500 units—December 6, 2009.

(6)
Other Annual Compensation includes relocation expenses paid by the Corporation in 2000 ($36,679) and 1999 ($39,946) on behalf of Mr. Lipshaw.

(7)
Represents the fair market value of 12,000 restricted stock units awarded to Mr. Lipshaw on December 6, 1999. The fair market value of the restricted stock units at the time of the award was $447,000. At December 31, 2001, the fair market value of the restricted stock units was $291,360, based on the per share closing price of the Common Stock on the New York Stock Exchange. The units vest as follows: 2,400 units—December 6, 2002; 3,600 units—December 6, 2006; and 6,000 units—December 6, 2009.

(8)
Represents the fair market value of 10,000 restricted stock units awarded to Mr. Steinmetz on May 2, 2001. The fair market value of the restricted stock units at the time of the award was $319,200. At December 31, 2001, the fair market value of the restricted stock units was $242,800, based on the per share closing price of the Common Stock on the New York Stock Exchange. The units vest as follows: 2,000 units—May 2, 2004; 3,000 units—May 2, 2008; and 5,000 units—May 2, 2011.

(9)
Represents the fair market value of 10,000 restricted stock units awarded to Mr. Brisimitzakis on May 3, 2000. The fair market value of the restricted stock units at the time of the award was $276,250. At December 31, 2001, the fair market value of the restricted stock units was $242,800, based on the per share closing price of the Common Stock on the New York Stock Exchange. The units vest as follows: 2,000 units—May 3, 2003; 3,000 units—May 3, 2007; and 5,000 units—May 3, 2010.

(10)
Represents the fair market value of 20,000 restricted stock units awarded to Mr. Maresca on December 6, 1999. Mr. Maresca resigned from the Company effective November 30, 2001. As of such date, these restricted stock units were forfeited. Mr. Maresca has two years from the date of his resignation to exercise any options that were vested as of his termination date. Of the 20,000 options awarded in 2001, no options were vested. Of the 25,000 options awarded in 2000, 8,333 were vested. Of the 20,000 options awarded in 1999, 13,333 were vested.

Option Grants in 2001

The following table provides information related to options granted to the Named Executives during 2001:

TABLE 3—OPTION GRANTS IN 2001

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)

	Number of Securities Underlying Options Granted (#) (1)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh) (2)	Expiration Date	5%	10%

Mark P. Bulriss	100,000	12.3%	$33.1400	02/11/11	$2,084,157	$5,281,663
Larry J. Bloom	25,000	3.1	33.1400	02/11/11	521,039	1,320,416
Jeffrey M. Lipshaw	20,000	2.5	33.1400	02/11/11	416,831	1,056,333
Henri Steinmetz	15,000	1.9	33.1400	02/11/11	312,624	792,249
Angelo C. Brisimitzakis	17,500	2.2	33.1400	02/11/11	364,727	924,291
Louis M. Maresca	20,000	2.5	33.1400	02/11/11	416,831	1,056,333

(1)
These options were granted under the 1998 Stock Compensation Plan. Each option has a term of 10 years and is exercisable in cumulative 33% installments commencing one year from date of grant, with full vesting occurring on the third anniversary date of the grant or on the retirement of an employee over 62 years of age under certain circumstances.

(2)
The exercise price is the fair market value of the Company's Common Stock at the time of grant.

(3)
These hypothetical values are based on assumed annual growth rates of 5% and 10% in the value of the Company's stock price over the entire 10-year life of these options. These assumed rates of growth are selected by the Securities and Exchange Commission for illustration purposes only and are not intended to predict future stock prices, which will depend upon market conditions and the Company's future performance. Based on the number of shares of Common Stock of the Company outstanding as of January 31, 2001, such an increase of 5% would produce a corresponding gain of approximately $1.0 billion for the Company's shareholders, and an increase of 10% would produce a corresponding gain of approximately $2.7 billion for the Company's shareholders. If the Company's stock price does not increase above the exercise price at the time of exercise, the realized value to the Named Executives from these options will be zero.

(4)
The stock options granted to Mr. Maresca in 2001 were forfeited upon his resignation on November 30, 2001, under the terms of the 1998 Stock Compensation Plan.

Option Exercises in 2001 and Value of Options at December 31, 2001

The following table provides information related to options exercised by the Named Executives during 2001 and the number and value of options held at year-end. The Company does not have any stock appreciation rights outstanding.

TABLE 4—AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION/SAR VALUES

			Number of Securities Underlying Unexercised Options at Year-End (#)
					Value of Unexercised In-the-Money Options at Year-End ($) (1)
	Shares Acquired on Exercise (#)
		Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable

Mark P. Bulriss	0	0	674,999	325,001	0	0
Larry J. Bloom	0	0	36,757	40,334	0	0
Jeffrey M. Lipshaw	0	0	19,999	40,001	0	0
Henri Steinmetz	0	0	11,333	21,667	0	0
Angelo C. Brisimitzakis	0	0	16,832	27,168	0	0
Louis M. Maresca (2)	0	0	51,666	—	0	0

(1)
Value based on closing price of the Company's Common Stock on December 31, 2001, minus the exercise price multiplied by the number of shares to which the option relates.

(2)
All of Mr. Maresca's outstanding options that were not vested on November 30, 2001, the date of his resignation, were canceled.

Pension Plan

The Company has a noncontributory defined benefit pension plan ("Pension Plan") covering all eligible U.S. employees. The Company also has a nonqualified Supplemental Retirement Plan ("SERP") for certain employees, including the Named Executives. The SERP provides for substantially the same benefits that, except for the application of the limits of Section 415 and Section 401(a)(17) of the Internal Revenue Code, would have been payable to executives under the Pension Plan. Under the Pension Plan and SERP, pension benefits are computed using the average of the highest compensation for five consecutive years. However, for direct reports to Mr. Bulriss, pension benefits under the SERP are computed using the average of the highest compensation for three consecutive years. Mr. Bulriss participates in the Pension Plan and a SERP as provided in his employment agreement. Under this SERP, Mr. Bulriss would receive an estimated annual benefit of $585,848 payable on normal retirement at age 65. Mr. Bulriss' employment agreement provides that his pension will be calculated by taking 2.2% of his final average pay multiplied by 25 years of service. The annual compensation used to determine final average pay is total salary and bonus as reported in the Summary Compensation Table. Mr. Bulriss' employment agreement also credited him, for purposes of the pension calculation, with six years of vesting and benefit service upon starting employment with the Company. These benefits will be covered by the Pension Plan to the extent permitted by applicable law with the remainder of coverage provided under the SERP. Mr. Steinmetz is employed by the Company's subsidiary in Switzerland; therefore, he does not participate in the Pension Plan or the SERP. Retirement benefits for Mr. Steinmetz are provided under a mandatory government pension fund that is funded through employer and employee contributions. Upon retirement, Mr. Steinmetz will receive monthly payments based on the contributions plus interest earned. The compensation limits generally applicable under the terms and conditions of the fund are waived with respect to Mr. Steinmetz.

Table 5—Estimated Annual Benefits

	Estimated Annual Benefits Years of Service
Annual Compensation
	15	20	25	30	35	40	45

$ 200,000	$45,654	$60,872	$76,090	$91,308	$106,526	$116,526	$126,526
300,000	70,404	93,872	117,340	140,808	164,276	179,276	194,276
400,000	95,154	126,872	158,590	190,308	222,026	242,026	262,026
500,000	119,904	159,872	199,840	239,808	279,776	304,776	329,776
600,000	144,654	192,872	241,090	289,308	337,526	367,526	397,526
700,000	169,404	225,872	282,340	338,808	395,276	430,276	465,276
800,000	194,154	258,872	343,590	388,308	453,026	493,026	533,026
900,000	218,904	291,872	364,840	437,808	510,776	555,776	600,776
1,000,000	243,654	324,872	406,090	487,308	568,526	618,526	668,526
2,000,000	491,154	654,872	818,590	982,308	1,146,026	1,246,026	1,346,026

Annual compensation covered by the Pension Plan is defined as gross pay, which is the same as the total salary and bonus compensation reported for Mr. Bloom, Mr. Lipshaw, Mr. Brisimitzakis and Mr. Maresca, as shown in the Summary Compensation Table. The estimated annual benefits shown in the above table are computed using an annual straight life annuity basis. Normal retirement age is age 65. The benefits shown in the table are not subject to deduction for social security or other offset amounts.

Credited years of service under the plans as of December 31, 2001 were: Mr. Bulriss, 3 years and 9 months; Mr. Bloom, 33 years and 6 months; Mr. Brisimitzakis, 3 years and 4 months; Mr. Lipshaw, 2 years and 2 months; and Mr. Maresca, 3 years and 4 months.

Other Executive Compensation

The Company maintains the Great Lakes Savings Plan (the "401(k) Plan"), which is a defined contribution, 401(k) employee savings plan generally available to all U.S. full time salaried employees, nonunion hourly employees and certain union hourly employees. The 401(k) Plan is funded by contributions from participants and the Company. Additionally, the Company maintains a supplemental savings plan for certain employees, including the Named Executives. This plan is nonqualified and restores the employee match that certain employees lose due to limitations under the Internal Revenue Code on eligible compensation under the 401(k) Plan.

The Company maintains the Great Lakes Chemical Deferred Compensation Plan, an unfunded, nonqualified, deferred compensation plan under which eligible employees of the Company, including the Named Executives, may elect on a voluntary basis to defer a portion or all of their annual cash compensation until retirement. Such deferred cash compensation will be distributed upon the employee's retirement or termination from the Company, upon death or disability, or upon a change-in-control of the Company.

A split-dollar life insurance arrangement provides key executives, including the Named Executives, who elect to participate with additional life insurance at a minimal cost to the executive and with complete cost recovery to the Company. The amount of life insurance available in the event of death before retirement is three times salary for the chief executive officer and two times salary for other participants. The amount of insurance benefits payable is reduced in the event of death after retirement. Any additional amounts payable under the policy in excess of the benefits payable to the beneficiaries are payable to the Company.

The Company maintains a Supplemental Executive Long-Term Disability Benefit Plan for certain employees, including the Named Executives, in order to supplement the benefits available under the Long-Term Disability Plan available to U.S. employees. Benefits are determined as a percentage of basic monthly earnings. This plan provides the executives with disability benefits that would otherwise be available except for annual compensation limits under the Internal Revenue Code. This plan is unfunded and benefits are payable from the general assets of the Company.

Employment Agreements and Change-In-Control and Severance Arrangements

The Company entered into an employment agreement with Mr. Bulriss in April 1998 to serve as president and chief executive officer for an initial term of five years, subject to extension. The agreement provides for a base salary of at least $650,000 per year, a signing bonus of $850,000, an initial grant of 50,000 shares of Common Stock and a nonqualified stock option to purchase 700,000 shares of Common Stock. Both stock awards are subject to certain vesting and transfer restrictions until April 2002. After 1998, Mr. Bulriss will participate in the Company's regular incentive compensation programs with a target bonus of 75% of salary. Mr. Bulriss will receive a 100,000-share nonqualified stock option grant in each of the years 1999 through 2001, all subject to certain vesting and transfer restrictions. The agreement also provides for, among other things, certain retirement benefits including immediate vesting and an additional six years of benefit service; salary continuation and bonus eligibility during disability; and full vesting of the options and restricted shares on death or disability. If Mr. Bulriss' employment is terminated by the Company without cause or by him with "good reason" as such terms are defined in the agreement, Mr. Bulriss will receive severance payments equal to three times his base salary and bonus and his options and restricted shares will become vested. If Mr. Bulriss' termination is due to a change in control, in addition to such severance payments, he will be reimbursed for certain excise taxes. The agreement prohibits Mr. Bulriss from competing with the Company for one year after termination of his employment.

The Company entered into change-in-control agreements with the current Named Executives, except Mr. Bulriss, and with certain other executives of the Company. The material terms and conditions of the change-in-control agreements provide that if, following a change in control of the Company (as defined in the agreements), the Company or a successor terminates the employment of any covered executive other than for cause, or any such executive terminates his employment with the Company for good reason, then such executive will, with certain limitations, receive a payment equal to three times the sum of (i) his annual salary at time of termination or change in control, whichever is higher, and (ii) the highest annual bonus paid or awarded to him in the year in which such termination occurs or the two full calendar years immediately preceding the year of termination. In addition, all stock options issued to such executive will become vested and immediately exercisable, and all restrictions on other awards will immediately lapse.

An additional payment may also be made by the Company to the executive to compensate the executive for any excise taxes imposed on certain severance payments under the agreement. The Company will also continue the participation of such executive in the Company's or a successor's life, disability, health and other benefit plans (or provide equivalent benefits) for a maximum period of three years after termination. The Company may terminate these change-in-control agreements at any time prior to the commencement of a change in control of the Company.

The Company has a severance plan for the Named Executives, except Mr. Bulriss, and certain other executives. The severance plan provides that in the event of a covered termination of employment (including among other things, termination of employment other than for cause, as defined in the severance plan), the executive will receive (i) payments equal to the executive's then annual salary ("Severance Payments") and (ii) reimbursement of certain medical and dental benefit premiums ("Benefits") for a period of up to 12 months. The executive will also receive one additional week of Severance Payments and Benefits for each year of service. The severance plan also provides for certain outplacement services. If payment becomes due under any eligible executive's change-in-control agreement, the Severance Payments will not apply.

In connection with his resignation from the Company effective November 30, 2001, Mr. Maresca entered into a separation agreement with the Company. Under this agreement, Mr. Maresca will continue to receive his salary through December 31, 2002, and for an additional six month period if he has not accepted employment by December 31, 2002. Additionally, Mr. Maresca will continue to participate in the Company's medical and dental programs. The Company agreed to transfer to him title to his split-dollar life insurance policy and the car assigned to him during his employment. The agreement provides that Mr. Maresca will have two years from the date of termination of his employment to exercise all vested stock options.

COMPENSATION AND INCENTIVE COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation and Incentive Committee is responsible for establishing and maintaining an executive compensation program that is designed to attract and retain performance-oriented key executives who are committed to the long-term success of the Company and to the enhancement of shareholder value.

The objectives of the Committee's executive compensation program are to:

  •
  Attract and retain qualified executives by providing competitive compensation and incentives;

  •
  Align the financial interests of the Company's executives with those of its shareholders; and

  •
  Provide incentives for achieving the Company's short-term and long-term financial and strategic goals.

The Committee reviews the executive compensation program each year based on external compensation surveys of comparable industrial companies.

The Committee approves all executive compensation programs including performance objectives, plan guidelines and award levels. It also reviews corporate and individual officer performance; reviews and grants awards under all executive compensation plans; and ensures that compensation levels are externally competitive and internally equitable.

Compensation Components

The Company's executive compensation program is designed to provide a strong link between executive compensation and enhancement of shareholder value. The Committee believes the interests of the shareholders will be best served if the Company's compensation program consists of a combination of cash-based components and equity ownership. A significant portion of executive compensation is contingent upon corporate and individual performance. Individual performance is measured by a comparison of achievement versus predetermined objectives. The total compensation program consists of three components: base salary, which reflects the executive's level of responsibility and individual performance; incentive compensation awards in the form of cash bonuses, which reflect corporate, business unit and individual performance; and long-term incentive compensation in the form of stock awards, which create value for the executive only if the price of the Company's stock appreciates over time. The latter two components provide at-risk compensation that is linked directly to financial results and enhancement of shareholder value. The Committee considers all elements of compensation when determining an individual's total compensation.

Base Salary

Each year the Committee reviews the base salary of the chief executive officer and, in conjunction with the chief executive officer, the base salaries of other corporate officers. The Committee approves the compensation of all executive officers, except the chief executive officer, whose compensation is recommended to the Board of Directors for final approval. The key criteria in the base salary determination for each executive are the level and scope of responsibility; competitive market factors; and individual and business unit performance.

Bonus

An Incentive Compensation Plan ("ICP") provides incentive compensation in the form of cash bonuses to executive officers, managers and other selected key employees. Participants are eligible to receive annual incentive awards equivalent to approximately 7.5% to 75% of base salary based upon each employee's level of responsibility; the attainment of pre-established goals, including financial goals reviewed and approved by the Committee for the Company as a whole and for each of the Company's major operating subsidiaries and business units; and meeting individual performance objectives. Under the ICP, participants' awards are tied to the attainment of individual performance and financial objectives for his/her respective business unit and/or the Company. When pre-established objectives are not achieved, annual awards may be reduced or eliminated. For 2001, many individual objectives were achieved, in spite of economic conditions that hindered the achievement of Company and business unit objectives. In recognition of these individual achievements, bonus payments were made to key employees in accordance with the provisions of the ICP. However, Mr. Bulriss and the other executive officers voluntarily requested that they be awarded no ICP bonus, including any portion otherwise payable for the attainment of their individual objectives.

Long-Term Incentive Compensation

Long-term incentive compensation is comprised of annual grants of stock options, and periodic grants of restricted stock and restricted stock unit awards. These grants are designed to encourage key employees to remain with the Company by providing them with a long-term interest in the Company's overall performance and to motivate them to maximize long-term shareholder value.

The Company's stock option grant guidelines were designed, and have been revised periodically, with the assistance of external compensation consultants. Stock options are generally granted annually, cannot be exercised for at least one year from the date of grant and vest over three years. Options expire 10 years from the grant date. Stock option grant guidelines set forth the criteria for eligibility, award levels and administration of the program. Stock option awards are based on individual performance and the potential impact that the Committee feels a particular participant can have in the future. Additional option grants may be made to reflect increased responsibility or to reward outstanding performance.

Restricted stock and restricted stock unit awards may also be granted in conjunction with the hiring of new executives, executive retention or for exemplary performance. Restricted stock units were granted to four newly hired executives in 2001.

The Committee believes that linking a significant portion of an executive's current and potential future compensation to the Company's success, as reflected in its stock price, gives the executive a stake similar to that of the Company's shareholders and results in better long-term management of the Company for the benefit of its shareholders.

Chief Executive Compensation

Mr. Bulriss' annual base salary was increased in May 2001 to $820,000. This was based upon the key criteria set forth above with respect to base salaries. The Committee considered the level and scope of his responsibilities, as well as competitive market factors. Mr. Bulriss received no bonus for 2001, based on his voluntary request, as well as the request of all other executive officers, that they would not be awarded bonus payments for 2001.

Mr. Bulriss was granted 100,000 stock options in 2001 as provided for in his employment agreement.

Position on Deductibility of Compensation

The Omnibus Budget Reconciliation Act of 1993 limits the deductibility of compensation in excess of $1 million paid to the Company's chief executive officer and the other Named Executives during any fiscal year, unless such compensation meets certain criteria.

The Committee seeks to qualify officer compensation for deductibility where feasible, but retains the discretion to pay nondeductible amounts. The Committee believes that such flexibility is an important feature of the Company's compensation programs and one that best serves the interests of the Company and its shareholders by allowing the Committee to recognize and motivate individual executive officers as circumstances warrant.

Summary

With a significant portion of the Company's executive compensation linked directly to individual and corporate performance and price appreciation of the Company's stock over the long term, the Committee believes that the overall compensation practices adopted for the Company will help to ensure the alignment of the interests of the Company's executives and shareholders and encourage executives to support the long-term success of the Company.

This report is submitted by the members of the Compensation and Incentive Committee, none of whom is an employee or a former employee of the Company.

                      Compensation and Incentive Committee

                      Nigel D. T. Andrews, Chairman
                      James W. Crownover
                      Thomas M. Fulton
                      John C. Lechleiter

STOCK PRICE PERFORMANCE GRAPH

The graph below compares the cumulative total return to shareholders on the Common Stock of the Company for the five year period ending December 31, 2001, to the cumulative total return during the same period on the S&P 500 Composite and S&P Specialty Chemical Indices, as well as a custom composite index comprised of seven specialty chemical companies (the "Peer Group"). The Peer Group consists of Albemarle Corporation, Crompton Corporation, Cytec Industries Inc., Ferro Corporation, W. R. Grace & Co., Hercules Incorporated and Sigma-Aldrich Corporation. These companies are similar in size and market capitalization to the Company. Additionally, each of these companies and the Company compete in the same markets. The graph assumes that $100 was invested on December 31, 1996, and that all dividends were reinvested in the Company's Common Stock.

	VALUE OF $100 INVESTMENT MADE DECEMBER 31, 1996*
	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01
Great Lakes Chemical Corporation	100	96.72	100.72	96.95	95.34	63.00
S&P 500 Composite Index	100	133.36	171.48	207.56	188.66	166.24
S&P Chemicals (Specialty) Index	100	123.83	105.46	116.73	103.84	97.31
Peer Group	100	132.47	96.75	91.39	91.99	77.23
*Year-end Total Return to Shareholders with dividends reinvested and no purchase commissions.

On May 22, 1998, the Company completed a spin-off of its wholly owned subsidiary, Octel Corp., and distributed to its shareholders the common stock of Octel Corp. Accordingly, of the five years shown in the above graph, 1 year and 5 months represent the performance of Great Lakes Chemical Corporation prior to the distribution and 3 years and 7 months represent performance post-distribution. The graph accounts for this distribution as though it were a nontaxable cash dividend reinvested in the Common Stock of the Company.

Past results are not necessarily indicative of future performance, and this chart does not reflect the Company's forecast for future share price performance.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board oversees the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements, accounting and financial reporting principles and internal controls. The Committee is composed of four independent directors and operates under a written charter adopted by the Board (see Appendix A). Committee members are: Louis E. Lataif, Chairman; Martin M. Hale; Mack G. Nichols and Jay D. Proops.

In fulfilling its oversight responsibilities, the Committee reviewed the audited consolidated financial statements in the Company's annual report on Form 10-K with management, and the Committee discussed with management the Company's accounting principles and the reasonableness of significant judgments.

The Committee reviewed and discussed with the independent auditors, the auditors' judgments as to the quality and acceptability of the Company's accounting principles and such other matters as are required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended. In addition, the Committee received from the independent auditors a written disclosure regarding their independence from management and the Company as required by Independence Standards Board, Standard Number 1, "Independence Discussions with Audit Committees." Further, the Committee discussed with the independent auditors that firm's independence and reviewed and discussed with the independent auditors all relationships the auditors have with the Company to satisfy itself regarding the auditors' independence.

The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. The Committee held four meetings during 2001.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board, and the Board approved, that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

The Committee recommends, and the Board approves, the selection of the Company's independent auditors. Ernst & Young LLP, Indianapolis, Indiana, served as the Company's independent auditors in 2001. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they should desire to do so. They are also expected to be available to respond to questions.

This report is submitted by the members of the Audit Committee.

                      Audit Committee

                      Louis E. Lataif, Chairman
                      Martin M. Hale
                      Mack G. Nichols
                      Jay D. Proops

FEES PAID TO INDEPENDENT AUDITORS

Audit fees paid to Ernst & Young LLP for professional services during 2001 for the annual audit and reviews of the quarterly financial statements were $1.1 million. Fees paid to Ernst & Young LLP for other professional services during 2001 were $4.1 million, which included $3.0 million related to tax compliance and other tax services, $0.9 million for audit-related services, primarily related to pension and statutory audits, business acquisitions, business dispositions, accounting consultations, and Securities and Exchange Commission registration statements, and $0.2 million for other non-audit services.

PROPOSAL THREE: SHAREHOLDER PROPOSAL ON THE CLASSIFIED BOARD

The American Federation of State, County and Municipal Employees, AFL-CIO ("AFSCME"), 1625 L. Street, N.W., Washington, D.C. 20036-5687 (owner of 21,900 shares of the Company's Common Stock) has given notice that it will introduce the following proposal and supporting statement for action at the Annual Meeting. The proposal is co-sponsored by the Connecticut Retirement Plans and Trust Funds, State of Connecticut, 55 Elm Street, Hartford, Connecticut 06106-1773 (owner of 130,100 shares of the Company's Common Stock).

          RESOLVED, that the shareholders of Great Lakes Chemical Corp. ("Great Lakes" or the "Company") urge the Board of Directors to take the necessary steps to eliminate the classification of the Board of Directors of the Company and require that all Directors stand for election annually. The declassification shall be completed in a manner that does not affect the unexpired terms of Directors previously elected.

SUPPORTING STATEMENT

          We believe the election of directors is the most powerful way Great Lakes shareholders influence the strategic direction of our Company. Currently the Board is divided into three classes of three members each. Each class serves staggered three-year terms. Because of this structure, shareholders only vote on roughly one third of the Directors each year.

          The staggered structure of Great Lakes' Board is not in the best interests of shareholders because it reduces accountability and is an unnecessary takeover defense. Shareholders should have the opportunity to vote on the performance of the entire Board each year.

          We are particularly concerned about the Great Lakes Board's insensitivity to shareholder opinion regarding the Company's takeover defenses. In 2001, 55% of votes cast favored the declassification of Great Lakes' Board, and 54% of shares voted supported the proposal in 2000. In 1999 and 2000, shareholders overwhelmingly supported resolutions to eliminate the Company's poison pill rights plan. Despite these clear messages from shareholders, both the poison pill and the classified board structure remain in place. We do not believe that this Board should be allowed to ignore majority votes by shareholders and enjoy the protection of a structure that serves both as an entrenchment device and an additional tool to oppose takeovers without shareholder input.

          We do not believe destaggering the Board of Great Lakes will destabilize our Company or affect the continuity of Director service. Our Directors, like the directors of the overwhelming majority of other public companies, are routinely elected with over 95% shareholder approval. We do not believe that directors elected annually are any less experienced or knowledgeable than directors on classified boards.

          A recent study found that firms with the strongest shareholder rights significantly outperform companies with weaker shareholder rights. A 2001 study of 1,500 firms conducted by researchers at Harvard University and the University of Pennsylvania's Wharton School found a significant positive relationship between greater shareholder rights, as measured by a governance index, and both firm valuation and performance from 1990 to 1999. Shareholder rights were measured by a governance index which took into account, among other things, whether a company had a classified board structure.

          A growing number of shareholders appear to agree with our concerns. Last year, a majority of shareholders supported proposals asking their boards to repeal classified board structures at 27 companies, including Kroger and Wisconsin Energy.

          We urge shareholders to vote for this proposal.

COMPANY'S RESPONSE TO AFSCME/CONNECTICUT "CLASSIFIED BOARD" PROPOSAL

Preliminary Comments

Before commenting on the merits of the classified board, the Board wishes to comment on the proponents' statement that the Company is insensitive to shareholders' concerns regarding takeover defenses. While the Board and management may disagree with some shareholders' views on takeover defenses, they are not insensitive to the interests of shareholders. For example, one-third of the Company's capital expenditure since 2000 has been devoted to dividends and share repurchases, which the Board believes is a direct benefit to shareholders. Moreover, in view of the performance of the stock in 2001, the Corporate Executive Council (all business and staff leaders reporting directly to the CEO) voluntarily decided not to accept any annual bonus.

We also note the following actions taken by the Board at its February 12, 2002, meeting (since the proponents filed this proposal in late November 2001):

  •
  The Board voted unanimously to redeem the Company's Shareholder Rights Plan and announced that decision in a press release. While the Board has not changed its view that it would be obliged to use all legally available means, including a rights plan, to protect the shareholders in the event of an unsolicited offer, it concluded that it would eliminate the Rights Plan for now.

  •
  The Board voted to create a Governance Committee comprised of independent directors, effective as of the Annual Meeting. The Committee will be charged with the responsibility of drafting a charter and policies that would be published in the 2003 proxy statement. The Committee will also consider other governance matters, including director stock ownership and compensation policies.

  •
  The Board concluded that it would not be in the best interest of the Company or the shareholders to recommend a vote on the declassification of the Board at this time.

Response to the Proposal

This year, as in the past several years, a shareholder has requested that the Board eliminate the classification of the Board so that all directors would be elected annually. The Board has intensely considered each proposal and, now more than ever, believes that retention of the classified Board is in the best interest of the Company and the shareholders.

In each of the three previous submissions, while the classified board proposal has technically "passed" with approximately 54% to 55% of the votes cast, it received less than a majority of the shares present or the total shares outstanding. The Board has seriously considered these results, but the vote is not binding, and does not relieve the Board of its fiduciary obligation to all of the shareholders to consider the merits of the classified board. Moreover, under Delaware law, amendment of the Certificate of Incorporation (which is what this resolution would require to be effective) cannot occur without the approval of the Board and submission to the shareholders.

While the Company's current method of electing directors by classes was approved by 71% of the shares voted in May 1988, the Board continues to take a fresh look at the system, as demonstrated by the redemption of the Shareholder Rights Plan. Using a classified structure to elect directors is a common practice that has been approved by the shareholders of many corporations. The Board believes that terms of service extending beyond the present year ensure historical perspective, and enhance the development of long-term strategies and the measurement of long-term performance.

This proposal contends that the classified structure fosters a lack of accountability to the shareholders, and serves as an entrenchment device against a takeover. The Board disagrees:

  •
  Accountability.  At every meeting at which it has discussed the subject of the classified board over the last three years, the Board has made it clear that the maximization of shareholder value must be management's primary focus and performance measurement. Annual election of all of the directors could not make that message any stronger. Indeed, the directors in a classified board are more likely to have experience with, and knowledge of, the Company, and are more likely to be able to judge management's commitments and performance on a year over year basis.

  •
  Entrenchment.  This Board is not entrenched. That it is elected in a classified structure does not make it permanent. Three Board members have tenures of less than eighteen months, and all except one are new since 1994. Eight of the nine members (all but the Chairman & CEO) are independent.

  •
  Response to an unsolicited offer to buy the Company.  The Board reviews the Company's takeover defense posture at least annually, and often more frequently. There is no dispute that a classified board has the effect of requiring two meetings of the shareholders to replace a majority of the Board. It thus encourages persons who would seek to acquire control of the Company by proxy contest to initiate such efforts through negotiations with the Board. It would provide the Board with time and opportunity to exercise its fiduciary obligation to maximize long-term shareholder value in responding to any acquisition proposal. That is precisely what a conscientious Board is entrusted—indeed, required—to do.

The proposal's focus on board structure is misdirected. The Board believes that classified boards, shareholder rights plans and the like are simply means to the end of maximizing shareholder value, and pale in importance compared to the quality, experience, honesty and fiduciary commitment of the Board members themselves. We note that some of the country's most respected boards—for example, those of Pfizer, Target and Coca-Cola—have a classified structure.

The proposal's emphasis on the term of office simply fails to gauge the depth of commitment of each member of this Board to his fiduciary obligations. The actions of February 12, 2002 demonstrate a thoughtful balancing of responsiveness to the shareholders and the need for a prudent takeover defense.

ACCORDINGLY, THE BOARD OF DIRECTORS BELIEVES THAT THE RETENTION OF THE CLASSIFIED BOARD IS IN THE BEST INTEREST OF THE SHAREHOLDERS AND RECOMMENDS THAT THE SHAREHOLDERS VOTE AGAINST THIS PROPOSAL.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of the Company's capital stock to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of any securities of the Company.

Based solely on a review of the copies of such reports furnished to the Company and written representation that no other reports were required, the Company believes that all Section 16(a) reporting requirements were met, except for an erroneous report by Mr. Hale, which omitted the sale of 40,000 shares in June 2001, and which was subsequently corrected by means of an amended filing.

SHAREHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

The Company anticipates holding its 2003 Annual Meeting of Shareholders on Thursday, May 1, 2003.

Notice of any matter intended to be presented by a shareholder for action at the 2003 Annual Meeting must be addressed to the secretary of the Company at its offices in Indianapolis, Indiana, and must comply with the advance notice procedures and information requirements set forth in the By-Laws of the Company. Notice of such matter must be received not later than January 1, 2003, nor before December 2, 2002.

However, in order to be considered for inclusion in the Company's proxy statement and form of proxy for the 2003 Annual Meeting under the regulations of the Securities and Exchange Commission, shareholder proposals must be received no later than November 25, 2002, by the secretary of the Company at its offices in Indianapolis, Indiana.

OTHER MATTERS

As of the date of this proxy statement, management is not aware of any matters to be presented at the Annual Meeting other than the matters specifically stated in the Notice of Meeting and discussed in the proxy statement. If any other matter or matters are properly brought before the meeting, the persons named on the enclosed proxy card have discretionary authority to vote the proxy on each such matter in accordance with their judgment.

The cost of preparing, assembling and mailing the proxy material and of reimbursing brokers or other persons holding stock in their names or in the names of their nominees for their expenses in sending proxy material to the beneficial owners will be borne by the Company. Morrow & Co., Inc. has been engaged to assist in the solicitation of proxies. The Company will pay that firm $5,000 for its services and reimburse its out-of-pocket expenses. Officers and regular employees of the Company may also solicit proxies by mail, telephone, facsimile or personal calls, without additional compensation.

                      By Order of the Board of Directors,

                      JEFFREY M. LIPSHAW
                      Secretary

                      March 28, 2002

PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD

APPENDIX A

AUDIT COMMITTEE CHARTER

ORGANIZATION

There shall be an Audit Committee (the "Committee") of the Board of Directors. The Committee is to be composed of at least three directors, all of whom who are independent of the management of the Corporation and are free from any relationship, as determined by the Board, that may interfere with the exercise of their independent judgment as Committee members. All members of the Committee shall have (or obtain within a reasonable time frame) working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

ROLE OF THE AUDIT COMMITTEE

The Audit Committee shall provide assistance to the Board in fulfilling its oversight responsibilities relating to accounting and reporting practices of the Corporation; the quality and integrity of the financial reports of the Corporation; and internal control and compliance programs. In so doing, it is the responsibility of the Committee to maintain free and open means of communication between directors, independent auditors, internal auditors, and management of the Corporation.

RESPONSIBILITIES

In carrying out its responsibilities, the Committee may develop policies and procedures, reacting as appropriate to changing conditions, to ensure to the directors and shareholders that the accounting and reporting practices of the Corporation are in accordance with all requirements and are of the highest quality.

Approval and Review of Charter

The Committee will obtain the full Board's approval of this charter and will review and reassess its adequacy and any changes in it as conditions dictate (at least annually).

Frequency of Meetings

The Committee will meet periodically, but at least three times annually, as deemed necessary to perform its duties.

Duties of the Committee

  Audit Process

  1.
  Review and recommend to the Board the annual appointment of the independent auditors (who are ultimately accountable to the Committee and the Board) to audit the Corporation's financial statements; review the fee arrangements of the outside auditors; and evaluate and, if appropriate, review and approve their discharge and replacement.

  2.
  Obtain annually from the independent auditors a statement describing all significant relationships (or services provided) the auditors have with the Corporation in order to evaluate the auditor's objectivity and independence.

  3.
  Obtain annually from the independent auditors a formal written statement (consistent with Independence Standards Board Standard No. 1) that, in their professional judgment, they are independent of the Corporation.

  4.
  Review annually the audit scope and plan of the independent auditors.

  5.
  Review annually with the director of internal audit the risk assessment process and the resulting Internal Audit plan. Review audit coverage, including coverage provided for the more significant audit risk areas and related staffing levels.

  6.
  Review the coordination of audit efforts between the independent auditors and internal audit to ensure completeness of coverage, reduction of redundant effort and the effective use of audit resources.

  Financial Reporting

  1.
  Review with management and the independent auditors the financial statements to be included in the Corporation's annual report on Form 10-K (or the annual report to Shareholders if distributed prior to the filing of Form 10-K). This review will include the judgments of management and the independent auditors about the quality, not just the acceptability, of accounting principles; the reasonableness of significant judgments; and the clarity of the disclosures in the financial statements. Also, the Committee will discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under auditing standards generally accepted in the United States.

  2.
  Review the independent auditor's summary of significant accounting, auditing and internal control issues identified during the audit along with management's corrective action plans and other matters related to the conduct of the audit which are required to be communicated to the Committee under auditing standards generally accepted in the United States.

  3.
  Review with management and the independent auditors significant accounting policy changes or applicable new accounting or reporting standards adopted by management.

  4.
  Review the interim financial statements with management and the independent auditors prior to the filing of the Corporation's Quarterly Report on Form 10-Q. Also, the Committee will discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under auditing standards generally accepted in the United States. The chair of the Committee (or his designee) may represent the entire Committee for the purposes of this review.

  Internal Controls

  1.
  Review with management, the director of internal audit and the independent auditors the adequacy of the Corporation's system of internal control.

  2.
  Review periodic reports from the director of internal audit summarizing the results of completed audits/reviews including significant findings, and the resolution or status of previously reported significant control issues, along with management's responses thereto.

  3.
  Review with management, the director of internal audit, and the independent auditors significant risks or exposures.

Code of Business Conduct Compliance Programs

Review periodically with management, the general counsel and the director of internal audit, the Corporation's program for monitoring compliance with the Code of Business Conduct.

Other Matters

Meet at least annually with the independent auditors in separate executive session to discuss any matters that the Committee or the auditors believe should be discussed privately.

APPENDIX B

GREAT LAKES CHEMICAL CORPORATION
2002 STOCK OPTION AND INCENTIVE PLAN

1.
Plan Purpose.    The purpose of the Plan is to promote the long-term interests of the Company and its shareholders by providing a means for attracting and retaining officers, directors and key employees of the Company and its Affiliates.

2.
Definitions.    The following definitions are applicable to the Plan:

    "Affiliate" means any "parent corporation" or "subsidiary corporation" of the Company as such terms are defined in Code sections 424(e) and (f), respectively.

    "Affiliated SAR" means a SAR that is granted in connection with a related Option, and which automatically will be deemed to be exercised at the same time that the related Option is exercised. The deemed exercise of an Affiliated SAR will not necessitate a reduction in the number of Shares subject to the related Option.

    "Award" means the grant by the Committee of Incentive Stock Options, Non-Qualified Stock Options, SARs, Restricted Shares, Restricted Share Units, Performance Shares or any combination thereof, as provided in the Plan.

    "Award Agreement" means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.

    "Base Price" means the amount over which the appreciation in value of a Share will be measured upon exercise of a SAR.

    "Board" means the Board of Directors of the Company.

    "Cause" means (a) a Participant's dishonesty, fraud or misconduct with respect to the business or affairs of the Company or any Affiliate which materially and adversely affects the operations or reputation of the Company or any Affiliate (monetarily or otherwise); (b) a Participant's conviction of a felony crime or a crime involving moral turpitude or entry of a plea of nolo contendere thereof; (c) a Participant's violation of the Company's Code of Conduct; or (d) a Participant's violation of the Company's or an Affiliate's drug and/or alcohol policy.

    "Change in Control" means each of the events set forth in any one of the following paragraphs:

  (a)
  any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act (as in effect as of the date of this Plan) other than (i) the Company, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of the Company (any such person is hereinafter referred to as a "Person"), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 20% of the combined voting power of the Company's then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Company);

  (b)
  there is consummated a merger or consolidation of the Company with or into any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent, in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, immediately after such merger or consolidation, more than 70% of the combined voting power of the voting securities of either the Company or the other entity which survives such merger or consolidation or the parent of the entity which survives such merger or consolidation;

  (c)
  the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets to any Person; or

  (d)
  during any period of two consecutive years (not including any period prior to the date of this Agreement), individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in (a), (b), or (c) above) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

    For purposes of this Plan, where a change in control of the Company results from a series of related transactions, the change in control of the Company shall be deemed to have occurred on the date of the consummation of the first such transaction. For purposes of paragraph (a) above, the stockholders of another corporation (other than the Company or a corporation described in clause (iv) of paragraph (a)) shall be deemed to constitute a Person. Further, it is understood by the parties that the sale, transfer, or other disposition of a subsidiary of the Company shall not constitute a change in control of the Company giving rise to payments or benefits under this Plan.

    "Code" means the Internal Revenue Code of 1986, as amended, and its interpretive regulations.

    "Committee" means the Committee appointed by the Board pursuant to Section 3 of the Plan.

    "Company" means Great Lakes Chemical Corporation, a Delaware corporation.

    "Continuous Service" means, in the case of an Employee, the absence of any interruption or termination of service as an Employee of the Company or an Affiliate; and in the case of an individual who is not an Employee, the absence of any interruption or termination of the service relationship between the individual and the Company or an Affiliate. Service will not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of a Participant's transfer between the Company and an Affiliate or any successor to the Company.

    "Director" means any individual who is a member of the Board.

    "Disability" means total and permanent disability as determined by the Committee pursuant to Code section 22(e)(3).

    "EBITDA" means earnings before interest, taxes, depreciation and amortization.

    "Employee" means any person, including an officer or Director, who is employed by the Company or any Affiliate.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "Exercise Price" means the price per Share at which the Shares subject to an Option may be purchased upon exercise of the Option.

    "Freestanding SAR" means a SAR that is granted independently of any Option.

    "Incentive Stock Option" means an option to purchase Shares granted by the Committee pursuant to the terms of the Plan that is intended to qualify under Code section 422.

    "Market Value" means the last reported sale price on the last trading date preceding the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of one Share on the New York Stock Exchange, or, if the Shares are not listed on the New York Stock Exchange, on the principal exchange on which the Shares are listed for trading, or, if the Shares are not listed for trading on any exchange, the average trading price of one Share on the date in question as reported on the Nasdaq National Market or any similar system then in use, or, if the Shares are not listed on the Nasdaq National Market, the mean between the closing high bid and low asked quotations of one Share on the date in question as reported by Nasdaq or any similar system then in use, or, if no such quotations are available, the fair market value on such date of one Share as the Committee shall determine.

    "Non-Qualified Stock Option" means an option to purchase Shares granted by the Committee pursuant to the terms of the Plan, which option is not intended to qualify under Code section 422.

    "Option" means an Incentive Stock Option or a Non-Qualified Stock Option.

    "Participant" means any individual selected by the Committee to receive an Award.

    "Performance Cycle" means the period of time, designated by the Committee, over which Performance Shares may be earned.

    "Performance Shares" means Shares awarded pursuant to Section 14 of the Plan.

    "Plan" means the Great Lakes Chemical Corporation 2002 Stock Option and Incentive Plan.

    "Reorganization" means the liquidation or dissolution of the Company, or any merger, consolidation or combination of the Company (other than a merger, consolidation or combination in which the Company is the continuing entity and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property or any combination thereof).

    "Restricted Period" means the period of time selected by the Committee for the purpose of determining when restrictions are in effect under Section 11 or 12 of the Plan with respect to Restricted Shares or Restricted Share Units.

    "Restricted Shares" means Shares that have been contingently awarded to a Participant by the Committee subject to the restrictions referred to in Section 11 of the Plan, so long as such restrictions are in effect.

    "Restricted Share Units" means an Award of units pursuant to Section 12 of the Plan. Each Restricted Share Unit shall, at all times, be equal in value to the Market Value of one Share of the Company.

    "Retirement" means, in the case of an Employee, a termination of Continuous Service by reason of the Employee's retirement under the Company's Retirement Plan for Certain Employees, or, any other defined benefit retirement plan sponsored by the Company or an Affiliate, that the Employee is eligible to retire under, or any successor plan.

    "Stock Appreciation Right" or "SAR" means an Award, granted alone or in connection with a related Option, pursuant to Section 13 of the Plan.

    "Securities Act" means the Securities Act of 1933, as amended.

    "Shares" means the shares of common stock, $1.00 par value, of the Company.

    "Tandem SAR" means a SAR that is granted in connection with a related Option, the exercise of which requires forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the SAR is canceled to the same extent).

3.
Administration.    The Plan will be administered by the Committee, which will consist of two or more members of the Board, each of whom will be a "non-employee director" as provided under Rule 16b-3 of the Exchange Act, and an "outside director" as provided under Code section 162(m). The members of the Committee will be appointed by the Board. Except as limited by the express provisions of the Plan, the Committee will have sole and complete authority and discretion to (a) select Participants and grant Awards; (b) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (c) determine the terms and conditions upon which Awards will be granted under the Plan; (d) prescribe the form and terms of Award Agreements; (e) establish procedures and regulations for the administration of the Plan; (f) interpret the Plan; and (g) make all determinations deemed necessary or advisable for the administration of the Plan.

    A majority of the Committee will constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee without a meeting, will be acts of the Committee. All determinations and decisions made by the Committee pursuant to the provisions of the Plan will be final, conclusive, and binding on all persons, and will be given the maximum deference permitted by law.

4.
Participants.    The Committee may select from time to time Participants in the Plan from those officers, Directors and key Employees of the Company or its Affiliates who, in the opinion of the Committee, have the capacity for contributing in a substantial measure to the successful performance of the Company or its Affiliates.

5.
Shares Subject to Plan, Limitations on Grants and Exercise Price.    Subject to adjustment by the operation of Section 15 hereof:

(a)
The maximum number of Shares that may be issued with respect to Awards made under the Plan is 2,500,000 Shares. The number of Shares that may be granted under the Plan to any Participant during the term of the Plan under all forms of Awards will not exceed 150,000 Shares per calendar year.

(b)
The Shares with respect to which Awards may be made under the Plan may either be authorized and unissued shares or issued shares heretofore or hereafter reacquired and held as treasury shares. Any Award that expires, terminates or is surrendered for cancellation, or with respect to Restricted Shares, which is forfeited (so long as any cash dividends paid on such Shares are also forfeited), may be subject to new Awards under the Plan with respect to the number of Shares as to which a termination or forfeiture has occurred.

(c)
The Exercise Price for any Award made under the Plan may not be less than the Market Value of the Shares as of the date of the award.

6.
General Terms and Conditions of Options.    The Committee will have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and to prescribe the terms and conditions (which need not be identical among Participants) of the Options. Each Option will be evidenced by an Award Agreement that will specify: (a) the Exercise Price, (b) the number of Shares subject to the Option, (c) the expiration date of the Option, (d) the manner, time and rate (cumulative or otherwise) of exercise of the Option, (e) the restrictions, if any, to be placed upon the Option or upon Shares that may be issued upon exercise of the Option, (f) the conditions, if any, under which a Participant may transfer or assign Options, and (g) any other terms and conditions as the Committee, in its sole discretion, may determine. The Committee may, as a condition of granting any Option, require that a Participant agree to surrender for cancellation one or more Options previously granted to such Participant.

7.
Exercise of Options.

(a)
Except as provided in Section 18, an Option granted under the Plan will be exercisable during the lifetime of the Participant to whom such Option was granted only by the Participant, and except as provided in Section 8 of the Plan, no Option may be exercised unless at the time the Participant exercises the Option, the Participant has maintained Continuous Service since the date of the grant of the Option.

(b)
To exercise an Option under the Plan, the Participant must give written notice to the Company specifying the number of Shares with respect to which the Participant elects to exercise the Option together with full payment of the Exercise Price. The date of exercise will be the date on which the notice is received by the Company. Payment may be made either (i) in cash (including check, bank draft or money order), (ii) by tendering Shares already owned by the Participant for at least six (6) months or such longer period required for financial reporting purposes to avoid a charge to earnings prior to the date of exercise and having a Market Value on the date of exercise equal to the Exercise Price, (iii) through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to Shares issuable upon exercise of the Option and the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company to cover the Exercise Price, or (iv) by any other means determined by the Committee in its sole discretion and, with respect to Incentive Stock Options, reflected in the Award Agreement as of the date of grant.

8.
Termination of Options.    Unless otherwise specifically provided by the Committee in the Award Agreement or any amendment thereto, Options will terminate as provided in this Section.

(a)
Unless sooner terminated under the provisions of this Section, Options will expire on the earlier of the date specified in the Award Agreement or the expiration of ten (10) years from the date of grant.

(b)
If the Continuous Service of a Participant is terminated for reason of Retirement, all outstanding options will become fully vested and the Participant may exercise all outstanding Options in full within the period of two (2) years immediately succeeding the Participant's Retirement.

(c)
If the Continuous Service of a Participant is terminated for Cause, all rights under any Options granted to the Participant will terminate immediately upon the Participant's cessation of Continuous Service, and the Participant will (unless the Committee, in its sole discretion, waives this requirement) repay to the Company within ten (10) days the amount of any gain realized by the Participant upon any exercise of an Option, awarded under this Plan, within the 90-day period prior to the cessation of Continuous Service.

(d)
If the Continuous Service of a Participant is terminated voluntarily by the Participant for any reason other than death, Disability, or Retirement, the Participant may exercise outstanding Options to the extent that the Participant was entitled to exercise the Options at the date of cessation of Continuous Service, but only within the period of three (3) months immediately succeeding the Participant's cessation of Continuous Service, and in no event after the applicable expiration dates of the Options.

  (e)
  If the Continuous Service of a Participant is terminated by the Company without Cause, the Participant may exercise outstanding Options to the extent that the Participant was entitled to exercise the Options at the date of cessation of Continuous Service, but only within the period of two (2) years immediately succeeding the Participant's cessation of Continuous Service, and in no event after the applicable expiration dates of the Options.

  (f)
  In the event of the Participant's death or Disability, the Participant or the Participant's beneficiary, as the case may be, may exercise outstanding Options to the extent that the Participant was entitled to exercise the Options at the date of cessation of Continuous Service, but only within the period of two (2) years immediately succeeding the Participant's cessation of Continuous Service by reason of death or Disability, and in no event after the applicable expiration date of the Options.

  (g)
  Notwithstanding the provisions of the foregoing paragraphs of this Section 8, the Committee may, in its sole discretion, establish different terms and conditions pertaining to the effect of the cessation of Continuous Service, to the extent permitted by applicable federal and state law.

9.
Restrictive Covenants.    In its discretion, the Committee may condition the grant of any Award under the Plan upon the Participant agreeing to covenants in favor of the Company and/or any Affiliate (including, without limitation, covenants not to compete, not to solicit employees and customers, and not to disclose confidential information) that may have effect following the termination of employment with the Company or any Affiliate, and after the Award has been exercised, including, without limitation, the requirement to disgorge any profit, gain or other benefit received upon exercise of the Award prior to any breach of any covenant.

10.
Incentive Stock Options.

(a)
Incentive Stock Options may be granted only to Participants who are Employees. Any provisions of the Plan to the contrary notwithstanding, (a) no Incentive Stock Option will be granted more than ten (10) years from the earlier of the date the Plan is adopted by the Board of Directors of the Company or approved by the Company's Shareholders, (b) no Incentive Stock Option will be exercisable more than ten (10) years from the date the Incentive Stock Option is granted, (c) the Exercise Price of any Incentive Stock Option will not be less than the Market Value per Share on the date such Incentive Stock Option is granted, (d) any Incentive Stock Option will not be transferable by the Participant to whom such Incentive Stock Option is granted other than by will or the laws of descent and distribution and will be exercisable during the Participant's lifetime only by such Participant, (e) no Incentive Stock Option will be granted that would permit a Participant to acquire, through the exercise of Incentive Stock Options in any calendar year, under all plans of the Company and its Affiliates, Shares having an aggregate Market Value (determined as of the time any Incentive Stock Option is granted) in excess of $100,000 (determined by assuming that the Participant will exercise each Incentive Stock Option on the date that such Option first becomes exercisable), and (f) no Incentive Stock Option may be exercised more than three (3) months after the Participant's cessation of Continuous Service for reasons other than Disability or death of the Participant, or more than one (1) year after the Participant's cessation of Continuous Service due to the Disability or the death of the Participant. Notwithstanding the foregoing, in the case of any Participant who, at the date of grant, owns shares possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Affiliate, the Exercise Price of any Incentive Stock Option will not be less than 110% of the Market Value per Share on the date such Incentive Stock Option is granted and such Incentive Stock Option will not be exercisable more than five (5) years from the date such Incentive Stock Option is granted.

  (b)
  Notwithstanding any other provisions of the Plan, if for any reason an Option granted under the Plan that is intended to be an Incentive Stock Option fails to qualify as an Incentive Stock Option, such Option will be deemed to be a Non-Qualified Stock Option, and such Option will be deemed to be fully authorized and validly issued under the Plan.

11.
Terms and Conditions of Restricted Shares.    The Committee will have full and complete authority, subject to the limitations of the Plan, to grant Awards of Restricted Shares and to prescribe the terms and conditions (which need not be identical among Participants) in respect of the Awards. Unless the Committee otherwise specifically provides in the Award Agreement, an Award of Restricted Shares will be subject to the following provisions:

(a)
At the time of an Award of Restricted Shares, the Committee will establish for each Participant a Restricted Period during which, or at the expiration of which, the Restricted Shares will vest. Subject to paragraph (e) of this Section, the Participant will have all the rights of a shareholder with respect to the Restricted Shares, including, but not limited to, the right to receive all dividends paid on the Restricted Shares and the right to vote the Restricted Shares. The Committee will have the authority, in its discretion, to accelerate the time at which any or all of the restrictions will lapse with respect to any Restricted Shares prior to the expiration of the Restricted Period, or to remove any or all restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of the Restricted Period.

(b)
Subject to Section 17, if a Participant ceases Continuous Service for any reason, including death, before the Restricted Shares have vested, a Participant's rights with respect to the unvested portion of the Restricted Shares will terminate and be returned to the Company.

(c)
Each certificate issued in respect to Restricted Shares will be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Company and will bear the following (or a similar) legend:

    "The transferability of this certificate and the shares represented hereby are subject to the terms and conditions (including forfeiture) contained in the Great Lakes Chemical Corporation 2002 Stock Option and Incentive Plan and an Award Agreement entered into between the registered owner and Great Lakes Chemical Corporation. Copies of the Plan and Award Agreement are on file in the office of the Secretary of Great Lakes Chemical Corporation."

  (d)
  At the time of an Award of Restricted Shares, the Participant will enter into an Award Agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the Award.

  (e)
  At the time of an Award of Restricted Shares, the Committee may, in its discretion, determine that the payment to the Participant of dividends declared or paid on the Restricted Shares by the Company, or a specified portion thereof, will be deferred until the earlier to occur of (i) the lapsing of the restrictions imposed with respect to the Restricted Shares, or (ii) the forfeiture of such Restricted Shares under paragraph (b) of this Section, and will be held by the Company for the account of the Participant until such time. In the event of deferral, there will be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends, together with accrued interest, will be made upon the earlier to occur of the events specified in (i) and (ii) of this paragraph.

  (f)
  At the expiration of the restrictions imposed by this Section, the Company will redeliver to the Participant the certificate(s) and stock powers, deposited with the Company pursuant to paragraph (c) of this Section and the Shares represented by the certificate(s) will be free of all restrictions.

  (g)
  No Award of Restricted Shares maybe assigned, transferred or encumbered.

12.
Award of Restricted Share Units.    The Committee will have full and complete authority, subject to the limitations of the Plan, to grant Awards of Restricted Share Units and to prescribe the terms and conditions (which need not be identical among Participants) in respect of the Awards. Unless the Committee otherwise specifically provides in the Award Agreement, an Award of Restricted Share Units will be subject to the following provisions:

(a)
At the time of an Award of Restricted Share Units, the Committee will establish for each Participant a Restricted Period during which, or at the expiration of which, the Restricted Share Units will vest. The Committee will have the authority, in its discretion, to accelerate the time at which any and all of the restrictions will lapse with respect to any Restricted Share Units prior to the expiration of the Restricted Period, or to remove any or all restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of the Restricted Period.

  (b)
  Subject to Section 17, if a Participant ceases Continuous Service for any reason, including death, before the Restricted Share Units have vested, a Participant's rights with respect to the unvested portion of the Restricted Share Units will terminate and be returned to the Company.

  (c)
  As soon as practicable following vesting, the Company shall deliver to the Participant the number of Shares equal to the number of Restricted Share Units that have vested, minus the number of Shares necessary to cover applicable withholding taxes.

13.
Grant of SARs.    Subject to the terms and conditions of the Plan, an Award of SARs may be made to Participants at any time and from time to time as determined by the Committee, in its sole discretion. The Committee may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof as follows:

(a)
The Committee, subject to the limitations of the Plan, will have complete discretion to determine the terms and conditions (which need not be identical among all Participants) of SARs granted under the Plan. Each SAR Award will be evidenced by an Award Agreement specifying the terms and conditions of the Award, including its term, the Base Price and the conditions of exercise.

(b)
The Base Price of Shares with respect to a Tandem or Affiliated SAR Award will equal the Exercise Price of the Shares under the related Option.

(c)
Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option: (i) the Tandem SAR will expire no later than the expiration of the underlying Incentive Stock Option; (ii) the value of the payout with respect to the Tandem SAR will be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Incentive Stock Option and the Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (iii) the Tandem SAR will be exercisable only when the Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

(d)
Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)
The difference between the Market Value of a Share on the date of exercise over the Base Price; times

(ii)
The number of Shares with respect to which the SAR Award is exercised.

    At the discretion of the Committee, payment for a SAR may be in cash, Shares or a combination thereof.

14.
Performance Shares.    The Committee, in its sole discretion, may from time to time authorize the grant of Performance Shares upon the achievement of performance goals (which may be cumulative and/or alternative) as may be established, in writing, by the Committee based on any one or any combination of the following business criteria: (a) earnings per Share; (b) return on equity; (c) return on assets; (d) operating income; (e) market value per Share; (f) EBITDA; (g) cash flow; (h) net income (before or after taxes); (i) working capital or components thereof, (j) EVA®; (k) margin percentage or (l) the Company's stock price. As determined in the discretion of the Committee, performance goals may differ among Participants and/or relate to performance on a Company-wide or divisional basis. At the time as it is certified, in writing, by the Committee that the performance goals established by the Committee have been attained or otherwise satisfied within the Performance Cycle, the Committee will authorize the payment of cash in lieu of Performance Shares or the issuance of Performance Shares registered in the name of the Participant, or a combination of cash and Shares. The grant of an Award of Performance Shares will be evidenced by an Award Agreement containing the terms and conditions of the Award as determined by the Committee. To the extent required under Code section 162(m), the business criteria under which performance goals are determined by the Committee will be resubmitted to shareholders for reapproval no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholders previously approved the Plan.

    Subject to Section 17, if the Participant ceases Continuous Service before the end of a Performance Cycle for any reason other than Retirement, Disability, or death, the Participant will forfeit all rights with respect to any Performance Shares that were being earned during the Performance Cycle. The Committee, in its sole discretion, may establish guidelines providing that if a Participant ceases Continuous Service before the end of a Performance Cycle by reason of Retirement, Disability, or death, the Participant will be entitled to a prorated payment with respect to any Performance Shares that were being earned during the Performance Cycle.

15.
Adjustments Upon Changes in Capitalization.    In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Company, the maximum aggregate number and class of Shares as to which Awards may be granted under the Plan and the number and class of Shares, the Exercise Price of any outstanding Options and the Base Price of any outstanding SAR Awards with respect to which Awards theretofore have been granted under the Plan will be appropriately adjusted by the Committee to prevent the dilution or diminution of Awards. The Committee's determination with respect to any adjustments will be conclusive. Any Shares or other securities received, as a result of any of the foregoing, by a Participant with respect to Restricted Shares will be subject to the same restrictions and the certificate(s) or other instruments representing or evidencing the Shares or other securities will be legended and deposited with the Company in the manner provided in Section 11 of this Agreement.

16.
Effect of Reorganization.    Unless otherwise provided by the Committee in the Award Agreement, Awards will be affected by a Reorganization as follows:

(a)
If the Reorganization is a dissolution or liquidation of the Company then (i) the restrictions on Restricted Shares and Restricted Share Units will lapse and (ii) each outstanding Option or SAR Award will terminate, but each Participant to whom the Option or SAR was granted will have the right, immediately prior to the dissolution or liquidation, to exercise the Option or SAR in full, notwithstanding the provisions of Section 10, and the Company will notify each Participant of such right within a reasonable period of time prior to any dissolution or liquidation.

(b)
If the Reorganization is a merger or consolidation, upon the effective date of the Reorganization (i) each Participant will be entitled, upon exercise of an Option in accordance with all of the terms and conditions of the Plan, to receive in lieu of Shares, shares or other securities or consideration as the holders of Shares are entitled to receive pursuant to the terms of the Reorganization; and (ii) each holder of Restricted Shares or Restricted Share Units will be entitled to receive shares or other securities as the holders of Shares received which will be subject to the restrictions set forth in Sections 11 and 12 unless the Committee accelerates the lapse of such restrictions and the certificate(s) or other instruments representing or evidencing the shares or other securities is legended and deposited with the Company in the manner provided in Section 11 of this Plan.

    The adjustments contained in this Section and the manner of application of such provisions will be determined solely by the Committee.

17.
Effect of Change in Control.    If the Continuous Service of any Participant of the Company or any Affiliate is involuntarily terminated, for whatever reason, at any time within twelve (12) months after a Change in Control, unless the Committee has otherwise provided in the Award Agreement, (a) any Restricted Period with respect to an Award of Restricted Shares and Restricted Share Units will lapse upon the Participant's termination of Continuous Service and all Restricted Shares and Restricted Share Units will become fully vested in the Participant to whom the Award was made; and (b) with respect to Performance Shares, the Participant will be entitled to receive a prorata payment of Shares to the same extent as if the Participant ceases Continuous Service by reason of Retirement under Section 14 of the Plan. If a tender offer or exchange offer for Shares (other than such an offer by the Company) is commenced, or if an event specified in paragraphs (c) or (d) of the definition of a Change in Control contained in Section 2 occurs, unless the Committee has otherwise provided in the Award Agreement, all Option and SAR Awards theretofore granted and not fully exercisable will become exercisable in full upon the happening of such event and will remain exercisable in accordance with their terms; provided, however, that no Option or SAR which has previously been exercised or otherwise terminated will become exercisable.

18.
Assignments and Transfers.    Except as otherwise expressly authorized by the Committee in the Award Agreement or any amendment thereto during the lifetime of a Participant, no Award nor any right or interest of a Participant in any Award under the Plan may be assigned, encumbered or transferred otherwise than by will or the laws of descent and distribution.

19.
Employee Rights Under the Plan.    No officer, Employee or other person will have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant, and no officer, Employee or other person will have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Company or any Affiliate. Neither the Plan nor any action taken under the Plan will be construed as giving any Employee any right to be retained in the employ of the Company or any Affiliate.

20.
Delivery and Registration of Shares.    The Company's obligation to deliver Shares with respect to an Award will, if the Committee requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Committee will determine to be necessary or advisable to comply with the provisions of the Securities Act or any other applicable federal or state securities laws. It may be provided that any representation requirement will become inoperative upon a registration of the Shares or other action eliminating the necessity of the representation under the Securities Act or other state securities laws. The Company will not be required to deliver any Shares under the Plan prior to (a) the admission of such Shares to listing on any stock exchange or system on which Shares may then be listed, and (b) the completion of any registration or other qualification of the Shares under any state or federal law, rule or regulation, as the Company determines to be necessary or advisable.

21.
Withholding Tax.    Prior to the delivery of any Shares or cash pursuant to an Award, the Company has the right and power to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy all applicable tax withholding requirements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the tax withholding obligations in connection with an Award by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company Shares already owned for a period of at least six months and having a value equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount that the Committee determines, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined for these purposes. For these purposes, the value of the Shares to be withheld or delivered will be equal to the Market Value as of the date that the taxes are required to be withheld.

22.
Termination, Amendment and Modification of Plan.    The Board may at any time terminate, and may at any time and from time to time and in any respect amend or modify the Plan; provided, however, that to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or Code section 422 (or any other applicable law or regulation, including requirements of any stock exchange or quotation system on which the Company's common stock is listed or quoted), shareholder approval of any Plan amendment will be obtained in the manner and to the degree as is required by the applicable law or regulation; and provided further, that no termination, amendment or modification of the Plan will in any manner affect any Award theretofore granted pursuant to the Plan without the consent of the Participant to whom the Award was granted or the transferee of the Award.

23.
Repricing.    Notwithstanding any provision in the Plan to the contrary and except for adjustments made pursuant to Section 15 of the Plan (relating to the adjustment of Shares and related Awards upon certain changes in capitalization), the Exercise Price of any outstanding Option granted under the Plan and the Base Price of any outstanding SAR Award granted under the Plan may not be decreased after the date of grant nor may any outstanding Option or SAR Award granted under the Plan be surrendered to the Company as consideration for the grant of a new Option or SAR Award with a lower Exercise Price or Base Price, as applicable.

24.
Effective Date and Term of Plan.    The Plan will become effective upon its adoption by the Board of Directors and shareholders of the Company. Unless sooner terminated pursuant to Section 22, no further Awards may be made under the Plan after ten (10) years from the effective date of the Plan.

25.
Governing Law.    The Plan and Award Agreements will be construed in accordance with and governed by the internal laws of the State of Delaware.

Adopted by the Board of Directors of Great Lakes Chemical Corporation as of

Adopted by the Shareholders of Great Lakes Chemical Corporation as of

Version A

000000 0000000000 0 0000 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext
[BARCODE] MR A SAMPLE DESTINATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000000000.000 ext 000000000.000 ext 000000000.000 ext Holder Account Number C 1234567890 J N T [BARCODE]
Use a black pen. Print in CAPITAL letters inside the grey areas as shown in this example.	A	B	C	1	2	3	X	☐	Mark this box with an X if you have made changes to your name or address details above.
Annual Meeting Proxy Card

(A)    Election of Directors
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE LISTED NOMINEES.

	For	Withhold
01—Mark P. Bulriss	☐	☐
02—Thomas M. Fulton	☐	☐
03—John C. Lechleiter	☐	☐

(B)    Issues
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

		For	Against	Abstain
2.	Approval of the 2002 Great Lakes Stock Option and Incentive Plan.	☐	☐	☐	Please mark this box with an X to discontinue the annual report mailing for this account.	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 3.
3.	Shareholder proposal recommending elimination of the classified board.	☐	☐	☐
4.	In their discretion, the Proxies are authorized to vote upon any other matter that may properly come before the meeting.

(C)    Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.
Please sign exactly as your name appears. Joint owners should each sign personally. Where applicable, indicate your official position or representation capacity.

Signature 1	Signature 2	Date (dd/mm/yyyy)
/ /

Proxy—Great Lakes Chemical Corporation

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 2, 2002

The undersigned hereby appoints MARK P. BULRISS, JEFFREY M. LIPSHAW and KAREN WITTE DUROS, and each of them with full power of substitution, as the proxies of the undersigned, to attend the Annual Meeting of Shareholders to be held on Thursday, May 2, 2002, at 11:00 a.m. (EST) and any adjournment thereof, and to vote the stock the undersigned would be entitled to vote, if present, on the items listed on the reverse side of this proxy card.

THIS PROXY WILL BE VOTED AS SPECIFIED; OR IF NO CHOICE IS SPECIFIED, IT WILL BE VOTED FOR THE ELECTION OF DIRECTOR NOMINEES AND THE ADOPTION OF THE 2002 STOCK OPTION AND INCENTIVE PLAN AND AGAINST THE SHAREHOLDER PROPOSAL.

Eliminate Duplicate Mailings
SEC rules require the Company to mail an annual report to every shareholder even if there are multiple shareholders in the same household. If you are a shareholder of record and have the same address as other shareholders of record, you may authorize the Corporation to discontinue mailings of multiple annual reports. To do so, mark the box on each proxy card for which you do not wish to receive an annual report. Applicable law requires the Company to send separate proxy statements and proxy cards for all of your accounts.

(PLEASE VOTE, SIGN AND DATE PROXY CARD ON THE REVERSE SIDE.
RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.)

Version B

000000 0000000000 0 0000 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext
[BARCODE] MR A SAMPLE DESTINATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000000000.000 ext 000000000.000 ext 000000000.000 ext Holder Account Number C 1234567890 J N T [BARCODE]
Use a black pen. Print in CAPITAL letters inside the grey areas as shown in this example.	A	B	C	1	2	3	X	☐	Mark this box with an X if you have made changes to your name or address details above.
Annual Meeting Proxy Card

(A)    Election of Directors
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE LISTED NOMINEES.

	For	Withhold
01—Mark P. Bulriss	☐	☐
02—Thomas M. Fulton	☐	☐
03—John C. Lechleiter	☐	☐

(B)    Issues
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

		For	Against	Abstain
2.	Approval of the 2002 Great Lakes Stock Option and Incentive Plan.	☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 3.
3.	Shareholder proposal recommending elimination of the classified board.	☐	☐	☐
4.	In their discretion, the Proxies are authorized to vote upon any other matter that may properly come before the meeting.

(C)    Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.
Please sign exactly as your name appears. Joint owners should each sign personally. Where applicable, indicate your official position or representation capacity.

Signature 1	Signature 2	Date (dd/mm/yyyy)
/ /

Proxy—Great Lakes Chemical Corporation

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE
ANNUAL MEETING OF SHAREHOLDERS ON MAY 2, 2002

The undersigned instructs the Trustees of the Great Lakes Savings Plan [401 (k)], the Great Lakes Chemical Corporation Supplemental Savings Plan and/or the OSCA, Inc. Savings Plan [401 (k)], as applicable, (the "Plans") to vote in person or by proxy at the Annual Meeting of Shareholders to be held on Thursday, May 2, 2002, at 11:00 a.m. (EST) and any adjournment thereof, the shares of Common Stock which are held in or are attributable to my account(s) under one or more of the Plans in the manner indicated on the reverse side of this proxy card.

THIS PROXY WILL BE VOTED AS SPECIFIED; OR IF NO CHOICE IS SPECIFIED, IT WILL BE VOTED FOR THE ELECTION OF DIRECTOR NOMINEES AND THE ADOPTION OF THE 2002 STOCK OPTION AND INCENTIVE PLAN AND AGAINST THE SHAREHOLDER PROPOSAL.

This card, when properly completed, also constitutes voting instructions to the respective Trustees of Great Lakes Savings Plan [401(k)] and the Great Lakes Chemical Corporation Supplemental Savings Plan, and the OSCA, Inc. Savings Plan [401(k)] to vote, in person or by proxy, all shares of Common Stock of Great Lakes Chemical Corporation held in your account(s) by the Trustees.

(PLEASE VOTE, SIGN AND DATE PROXY CARD ON THE REVERSE SIDE.
RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.)

Version C

000000 0000000000 0 0000 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext
[BARCODE] MR A SAMPLE DESTINATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000000000.000 ext 000000000.000 ext 000000000.000 ext Holder Account Number C 1234567890 J N T [BARCODE]
Use a black pen. Print in CAPITAL letters inside the grey areas as shown in this example.	A	B	C	1	2	3	X	☐	Mark this box with an X if you have made changes to your name or address details above.
Annual Meeting Proxy Card

(A)    Election of Directors
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE LISTED NOMINEES.

	For	Withhold
01—Mark P. Bulriss	☐	☐
02—Thomas M. Fulton	☐	☐
03—John C. Lechleiter	☐	☐

(B)    Issues
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

		For	Against	Abstain
2.	Approval of the 2002 Great Lakes Stock Option and Incentive Plan.	☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 3.
3.	Shareholder proposal recommending elimination of the classified board.	☐	☐	☐
4.	In their discretion, the Proxies are authorized to vote upon any other matter that may properly come before the meeting.

(C)    Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.
Please sign exactly as your name appears. Joint owners should each sign personally. Where applicable, indicate your official position or representation capacity.

Signature 1	Signature 2	Date (dd/mm/yyyy)
/ /

Proxy—Great Lakes Chemical Corporation

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE
ANNUAL MEETING OF SHAREHOLDERS ON MAY 2, 2002

The undersigned instructs the Trustees of the Great Lakes Savings Plan [401 (k)], the Great Lakes Chemical Corporation Supplemental Savings Plan and/or the OSCA, Inc. Savings Plan [401 (k)], as applicable, (the "Plans") to vote in person or by proxy at the Annual Meeting of Shareholders to be held on Thursday, May 2, 2002, at 11:00 a.m. (EST) and any adjournment thereof, the shares of Common Stock which are held in or are attributable to my account(s) under one or more of the Plans in the manner indicated on the reverse side of this proxy card.

THIS PROXY WILL BE VOTED AS SPECIFIED; OR IF NO CHOICE IS SPECIFIED, IT WILL BE VOTED FOR THE ELECTION OF DIRECTOR NOMINEES AND THE ADOPTION OF THE 2002 STOCK OPTION AND INCENTIVE PLAN AND AGAINST THE SHAREHOLDER PROPOSAL.

This card, when properly completed, also constitutes voting instructions to the respective Trustees of Great Lakes Savings Plan [401(k)] and the Great Lakes Chemical Corporation Supplemental Savings Plan, and the OSCA, Inc. Savings Plan [401(k)] to vote, in person or by proxy, all shares of Common Stock of Great Lakes Chemical Corporation held in your account(s) by the Trustees.

(PLEASE VOTE, SIGN AND DATE PROXY CARD ON THE REVERSE SIDE.
RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.)

QuickLinks

PROXY STATEMENT
INFORMATION ABOUT VOTING
PROPOSAL ONE: ELECTION OF DIRECTORS
RECOMMENDATION OF THE BOARD OF DIRECTORS
DIRECTORS' MEETINGS AND COMMITTEES
BOARD COMMITTEES
TABLE 1—SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION AND OTHER INFORMATION
STOCK PRICE PERFORMANCE GRAPH
AUDIT COMMITTEE REPORT
FEES PAID TO INDEPENDENT AUDITORS
PROPOSAL THREE: SHAREHOLDER PROPOSAL ON THE CLASSIFIED BOARD
COMPANY'S RESPONSE TO AFSCME/CONNECTICUT "CLASSIFIED BOARD" PROPOSAL
ACCORDINGLY, THE BOARD OF DIRECTORS BELIEVES THAT THE RETENTION OF THE CLASSIFIED BOARD IS IN THE BEST INTEREST OF THE SHAREHOLDERS AND RECOMMENDS THAT THE SHAREHOLDERS VOTE AGAINST THIS PROPOSAL.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING
OTHER MATTERS
GREAT LAKES CHEMICAL CORPORATION 2002 STOCK OPTION AND INCENTIVE PLAN